                        STATE GAS PIPELINE SALE AGREEMENT


THIS AGREEMENT made the          29th       day of  April 1996



BETWEEN THE SECRETARY FOR MINES the corporate entity established by the Petroleum Act 1923, Section 54A and preserved and continued in existence as a corporation sole constituted by the Minister under
          Section 11 of the Petroleum Act 1923 ("VENDOR")


AND PGT AUSTRALIA PTY. LIMITED (ACN 072 948 451) of Level 3, Waterfront Place, 1 Eagle Street, Brisbane, Queensland ("PURCHASER") in its capacity as trustee of the PGT Queensland Unit Trust ("TRUST") constituted pursuant to a deed of trust dated 29 April 1996 made between Ezekiel Solomon as Settlor and PGT Australia Pty. Limited as Trustee ("TRUST DEED")



RECITALS

A    The Vendor is the owner of the Pipeline.


B The Vendor has agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Vendor the Pipeline Assets for the consideration and upon the terms and conditions contained in this document.



OPERATIVE PROVISIONS


1    DEFINITIONS & INTERPRETAIONS

1.1  DEFINITIONS

     In this document, including the Recitals and Schedules, the following terms have the following meanings unless the context otherwise requires:

     "ACCESS PRINCIPLES" means the tariff setting principles, indicative tariff schedule and indicative access conditions contained in Schedule 4 as may be varied by agreement in writing between the Vendor and Purchaser prior to Completion.

     "ACCRUED EMPLOYEE ENTITLEMENTS" means:

     (a) in relation to each SGPU Employee, the accrued entitlement of the employee to wages, holiday pay and long service leave, arising out of the employee's employment with SGPU in relation to the Pipeline; and



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                                       -2-

     (b)  in relation to each Bridge Gas Employee:

          (i) the accrued entitlement of the employee to wages and holiday pay arising out of the employee's employment with Bridge Gas; and

          (ii) the amount accrued by Bridge Gas on account of long service leave for the employee arising out of the employee's employment with Bridge Gas.

     "ASSETS" means:

     (a)  the Pipeline Assets;

     (b)  the Specified Contracts;

     (c)  subject to Clause 7.4, the Transportation Contracts; and

     (d)  the Information;

     "AUTHORISATION" includes:

     (a) any consent, authorisation, registration, filing, recording, agreement, notarisation, certificate, permission, licence, approval, permit, authority or exemption; or

     (b) in relation to any act, matter or thing which may be proscribed or restricted in whole or in part by law or otherwise if a Government Body intervenes or acts in any way within a specified period after lodgment, registration or other notification of such act, matter or thing, the expiration of such period without such intervention or action.

     "BHPMC INLET STATION AGREEMENT" means the agreement dated 16 February 1996 entered into between the Vendor and BHP Mitsui Coal Pty Ltd (ACN 009 713
     875), in respect of the inlet station constructed or to be constructed at or near Moura and connected or to be connected to the Pipeline.

     "BRIDGE GAS" means Bridge Gas Queensland Pty Ltd (ACN 010 711 761).

     "BRIDGE GAS EMPLOYEES" means the employees of Bridge Gas referred to in
     Schedule 8.

     "BRISBANE OFFICE" means the corporate offices of the Vendor used in connection with the administration and operation of the Pipeline located at Level 4, 61 Mary Street, Brisbane as indicated on the Plan contained in
     Schedule 2.

     "BRISBANE OFFICE EQUIPMENT" means the office furniture and equipment which is the property of the Vendor and which at Completion is in the Brisbane Office and used in connection with the day to day administration and operation of the Pipeline.

     "BUSINESS DAY" means a day, other than a Saturday, Sunday or public holiday, upon which banks (as that term is defined in the Banking Act 1959) are open for business in Brisbane.



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                                       -3-

     "CLAIM" means, in relation to any person, any claim, action, proceeding, demand, damage, loss, cost, expense or liability made or brought by or against or incurred or suffered by or to that person, of whatever nature or description and however arising and whether present, unascertained, immediate, future, actual or contingent.

     "CMPS AGREEMENT" has the meaning given to that term in Clause 13.5.


     "COMPLETION" means the completion of the sale and purchase of the Pipeline Assets in accordance with the terms of this document.

     "COMPLETION DATE" means 28 June 1996 or such other date as the Vendor and the Purchaser may agree in writing.

     "CONSTRUCTION CONTRACTS" means the contracts, if any, relating to the construction of the Pipeline other than the CMPS Agreement.

     "DATA ROOM" means the premises situated at Level 2, 56-62 Mary Street, Brisbane, in which the Purchaser has had access to information and materials relating to the Assets.

     "DEPOSIT" means the sum of $5 million.

     "ENCUMBRANCE" means:

     (a) any mortgage, pledge, charge, lien, assignment, security interest, title retention, preferential right or trust arrangement and any other security agreement or other arrangement of any kind given, arising or created (whether fixed, floating or otherwise); and

     (b) any possessory lien in the ordinary course of business whether arising by operation of law or by contract.

     "EVENT OF FORCE MAJEURE" means an act of God, industrial disturbance, act of public enemy, war, blockade, public riot, lightning, earthquake, fire, storm, flood and any other event whether of the kind enumerated above or otherwise which is not within the control of the Vendor.

     "EXCLUDED ASSETS" means:

     (a)  the Trade Debts; and

     (b)  the Valve Claim;.

     "EXISTING CUSTOMERS" means the parties to the respective Transportation Contracts other than the Vendor.

     "FIRB APPROVAL" means:

     (a) the Purchaser being given advice of a decision by the Commonwealth Treasurer ("TREASURER") that the Commonwealth Government has no objection to the proposed acquisition of the Pipeline Assets by the Purchaser subject to the Purchaser complying with the conditions, if any, which the Treasurer considers necessary and which the Purchaser, acting reasonably, considers acceptable; or

     (b) notice of the proposed acquisition of the Pipeline Assets having been given to the Treasurer pursuant to the Foreign Acquisitions and Takeovers Act 1975 ("ACT"), the Treasurer is, by reason of lapse of time, not empowered to make an order under Part II of the Act in relation to the proposed acquisition of the Pipeline Assets by the Purchaser.

     "GCQ CONTRACT" means the Gas Transportation Agreement dated 4 March 1992 made between the Vendor and Gas Corporation of Queensland Limited
     (ACN 009 760 883).


     "GCQ DEED" means the deed dated 10 February 1993 between the Vendor and Gas Corporation of Queensland Limited (ACN 009 760 883) in respect of the Parkhurst (Rockhampton) Station.

     "GLADSTONE MAINTENANCE BASE LEASE" means the lease dated 1 October 1995 between the Vendor and Betty Constance Burns in respect of the Pipeline maintenance base at Gladstone being the land described as Lots 2 and 3 on Plan Cat G14.179.

     "GOVERNMENT BODY" means any government, governmental or semi-government entity, any body politic, any ministry, inspectorate, official, public or statutory person or other statutory or administrative entity, domestic or foreign, federal, state or local.

     "GOVERNMENT OF THE STATE" means the Government of the State of Queensland and includes any agency, instrumentality, ministry, official, public or statutory person, or other statutory or administrative entity of the State.

     "HONEYWELL CONTRACT" means the Support Services Agreement dated 8 April 1992 made between the Vendor and Honeywell Limited (ACN 000 646 882).

     "ICI CONTRACT" means the Gas Transportation Agreement dated 11 November 1988 made between the Vendor and ICI Australia Operations Pty Ltd (ACN 004 117 828).

     "INFORMATION" means:

     (a)  the information contained in the Information Memorandum;

     (b)  the information, documents and records in the Data Room;  and

     (c) any other information, documents or records made available or disclosed to the Purchaser in respect of the Assets.

     "INFORMATION MEMORANDUM" means the Information Memorandum prepared by or on behalf of the Vendor and made available to prospective purchasers of the Pipeline.

     "LAND ACT" means the Land Act 1994.

     "LAND MINISTER" means the Minister responsible for the administration of the Land Act.

     "LANDOWNER NOTICE" means a notice in the form contained in Schedule 7 with such additions, amendments or modifications as the Vendor and the Purchaser may agree.

     "LANDOWNERS" means persons being the registered owner, registered lessee, trustee or occupier of any land which comprises part of the Pipeline Route or in whom any such land is vested or who have control of any such land.

     "LIABILITIES" means any and all debts, obligations and liabilities (including Claims) of whatever nature or description and however arising and whether present, unascertained, immediate, future, actual or contingent.

     "LICENCE" means a pipeline licence under the Petroleum Act in respect of the Pipeline on the terms and conditions contained in Schedule 5 as may be varied by agreement in writing between the Vendor and Purchaser prior to Completion.

     "LINEPACK" means the quantity of gas owned by the Vendor in the Pipeline for the purpose of maintaining an adequate pressure in the Pipeline and does not include gas in the Pipeline which is owned by parties other than the Vendor.

     "LOT 23" means the land described as Lot 23 on RP 603515 County of Livingstone, Parish of Murchison and contained in Certificate of Title Volume C113 Folio 70.

     "MINISTER" means the Minister responsible for the administration of the Petroleum Act exercising the powers conferred on the Minister by the Petroleum Act and not as the person constituting the corporation sole which is a party to this document as the Vendor.

     "NATIVE TITLE LEGISLATION" means the Native Title Act 1993 (Commonwealth) and the Native Title (Queensland) Act 1993.

     "NATIVE TITLE REPORT" means the Reports on Tenure History Assessment of the Existence/Extinguishment of Native Title in relation to the Pipeline Route prepared by the Department of Lands and dated 10 November 1995 and 24 January 1996 and including a memorandum dated 10 November 1995 from the Manager, Native Title Unit, Aboriginal and Torres Strait Islander Land Interest Program ("ATSILIP") to the Program Director, ATSILIP and a letter dated 25 January 1996 from the Manager of ATSILIP to the Under Treasurer.

     "PETROLEUM ACT" means the Petroleum Act 1923.

     "PGT OPERATOR" means PGT Queensland Pty. Limited (ACN 072 947 516) or such other company incorporated in Queensland as may be nominated by the Purchaser to be the operator of the Pipeline.

     "PIPELINE" means the natural gas pipeline transmission system known as the State Gas Pipeline described in Schedule 1.

     "PIPELINE ASSETS" means:

     (a)  the Pipeline;

     (b)  the Pipeline Tenure;

     (c)  the Linepack;

     (d)  the Spares and Emergency Equipment;

     (e)  the Brisbane Office Equipment;

     (f) the Gladstone Maintenance Base Lease (unless it has been included in the Excluded Assets pursuant to clause 6.4);

     (g)  the Records; and

     (h)  the Vehicles.

     but excluding the Excluded Assets.

     "PIPELINE ROUTE" means the land on, over or under which the Pipeline is constructed and operated as described in Annexure A.

     "PIPELINE TENURE" means the approvals, easements, leases, licences, rights of way or other rights, titles or interests held by the Vendor in respect of the Pipeline Route as at Completion but excluding any approvals, easements, leases, licences, rights of way or other rights, titles or interests not capable of assignment.

     "PURCHASE PRICE" means the purchase price for the Pipeline Assets specified in Clause 2.2.

     "QAL CONTRACT" means the Gas Transportation Agreement dated 22 July 1989 made between the Vendor and Queensland Alumina Limited (ACN 009 725 044), the exercise of certain rights and the performance of certain obligations under which are co-ordinated under the Co-ordination Agreement dated the 22nd day of July 1989 made between the Vendor, Queensland Alumina Limited, Santos Petroleum Operations Pty Ltd (formerly AGL Petroleum Operations Pty
     Ltd) (ACN 010 829 017) and Oil Company of Australia Limited (formerly Oil Company of Australia NL) (ACN 001 646 331).

     "QNET CONTRACT" means the Data Communications Network Agreement - Contract C - 2068 made between the Vendor and Q-Net Communications (Australia) Pty Ltd (formerly called Q-Net Pty Ltd) (ACN 010 761 092).

     "QMAG CONTRACT" means the Gas Transportation Agreement dated 22 August 1990 made between the Vendor, Queensland Metals Corporation Limited (formerly Queensland Metals Corporation NL) (ACN 010 441 666), Pancontinental Resources (Kunwarara) Pty Ltd (ACN 009 643 216), QMC Refmag Pty Ltd (formerly Radex Australia Pty Ltd) (ACN 003 858 099) and Queensland Magnesia (Operations) Pty Ltd (ACN 010 823 588).

     "RECORDS" means the Vendor's technical data and other records, documents and data relating directly to the operation, maintenance and administration of the Assets excluding:

     (a) the Vendor's books of account and financial records pertaining to such books of account;

     (b) correspondence and memoranda relating to the relationship between the Vendor and the Purchaser and between the Vendor and any other prospective purchaser of the Pipeline Assets; and

     (c) any other confidential information which in the reasonable opinion of the Vendor is not germane to the Assets after Completion.

     "ROCKHAMPTON EASEMENTS" means Easements F, G, H, J and K on RP 836730 and Easements L and M on RP 836731 in favour of the Vendor in or about Werribee Street, Rockhampton.

     "SGPU" means the State Gas Pipeline Unit within the Department of Minerals and Energy.

     "SGPU EMPLOYEES" means the employees of the SGPU who are employed in relation to the management and administration of the Pipeline.

     "SPARES AND EMERGENCY EQUIPMENT" means the spares and emergency equipment and operating tools and equipment held by the Vendor at Completion for use in relation to the Pipeline.

     "SPECIFIED CONTRACTS" means:

     (a)  the Honeywell Contract;

     (b)  the QNet Contract;  and

     (c)  the CMPS Agreement.

     "STATE" means the State of Queensland.

     "TRADE DEBTS" means each and every amount due or owing to the Vendor at Completion in connection with the Pipeline including, without limitation, any amount due or owing or payable to the Vendor in respect of any quantity of Linepack delivered to or for the account of any person on or before Completion.

     "TRANSFERRING EMPLOYEE" has the meaning given to that term in Clause 13.8.

     "TRANSPORTATION CONTRACTS" means the QAL Contract, the ICI Contract, the QMAG Contract and the GCQ Contract.

     "VALVE CLAIM" has the meaning given to that term in Clause 13.2 and includes any amount payable to or recovered by the Vendor in respect of the Valve Claim.

     "VEHICLES" means the vehicles described in Schedule 3.

     "WARRANTIES" means the representations and warranties on the part of the Vendor set out in Clause 10.1.

1.2  INTERPRETATION

     In this document, except to the extent that the context otherwise requires:

     (a) a reference to a statute or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

     (b)  the singular includes the plural and vice versa;

     (c) a reference to a person includes corporations, associations and statutory authorities;

     (d) a reference to any instrument (including this document) includes any variation or replacement thereof;

     (e) a reference to Clauses, Annexures or Schedules shall, unless otherwise provided, be to the clauses, annexures or schedules of or to this document;

     (f)  all monetary amounts are expressed in Australian currency;

     (g) a reference to any authority, association or body whether statutory or otherwise shall, in the event of any such authority, association or body ceasing to exist or being re-constituted, re-named or replaced or the powers or functions thereof being transferred to any other authority, association or body, be deemed to refer respectively to the authority, association or body established or constituted in lieu thereof or as nearly as may be succeeding to the powers or functions thereof; and

     (h)  a reference to time is to Australian Eastern Standard Time.

1.3  HEADINGS

     Headings are inserted for convenience only and shall be ignored in the construction of this document.


2    SALE OF PIPELINE

2.1  SALE AND PURCHASE OF PIPELINE ASSETS

     The Vendor agrees to sell and the Purchaser agrees to purchase free from all Encumbrances other than those provided for in this document, the Pipeline Assets on the terms and conditions of this document for the Purchase Price.

2.2  PURCHASE PRICE

     The purchase price for the Pipeline Assets exclusive of the Linepack is $162,000,000.00 and such purchase price shall be allocated between such Pipeline Assets in the manner set out in Schedule 10.

     The Purchaser will pay to the Vendor the balance of the Purchase Price on the Completion Date in accordance with Clause 5.2.



     The Vendor and the Purchaser acknowledge and agree that:

     (a) the quantity of Linepack is usually in the vicinity of 160,173 gigajoules;

     (b) the Vendor will use its reasonable endeavours consistent with good operating practice to ensure that Linepack is maintained at or about the quantity referred to in paragraph (a); and

     (c) the Purchaser will pay to the Vendor on Completion the amount of $2.81 per gigajoule for the quantity of Linepack in the Pipeline on Completion as determined by a gas reconciliation made by the Vendor as at Completion. If such gas reconciliation has not been completed on or before Completion then the quantity of Linepack in the Pipeline on Completion will be deemed to be the quantity referred to in paragraph
          (a) and the Purchaser will pay to the Vendor on Completion the amount of $2.81 per gigajoule for such quantity. Upon the gas reconciliation being completed and the actual quantity of Linepack being determined any adjustment owing by either party to the other shall be immediately paid to the party in whose favour the adjustment is to be made.


3    DEPOSIT

3.1  PAYMENT OF DEPOSIT

     The Deposit shall be paid by the Purchaser to the Vendor immediately upon execution of this document by the Purchaser.

3.2  INVESTMENT OF DEPOSIT

     The Vendor will as soon as practicable after the date of this document invest the Deposit in an interest bearing deposit with Queensland Treasury Corporation for a term as near as reasonably practicable to but not exceeding the period from the date of this document to the Completion Date and thereafter at call. The Purchaser shall promptly advise the Vendor of its tax file number for this purpose.

3.3  INTEREST ON TERMINATION

     If this document is terminated by the Purchaser in accordance with its terms due to a default or failure to perform by the Vendor or the non-satisfaction of any condition precedent to Completion then the Deposit, together with all interest which has been earned from the investment of the Deposit, shall be immediately refunded to the Purchaser.


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                                      -10-

3.4  INTEREST ON COMPLETION

     If the sale and purchase of the Pipeline Assets is completed in accordance with the terms of this document then the Vendor will be absolutely entitled to the Deposit and all interest which has been earned from the investment of the Deposit in accordance with this Clause 3 shall be shared between the Vendor and the Purchaser in equal shares.

3.5  FORFEITURE OF THE DEPOSIT

     If the Purchaser fails to comply with any material term of this document the Vendor may:-

     (a)  terminate the agreement evidenced by this document; and/or

     (b) forfeit the Deposit and all interest which has been earned from the investment of the Deposit; and/or

     (c)  sue the Purchaser for breach; and/or

     (d) without further notice to the Purchaser resell the Pipeline Assets by public auction or private treaty upon such terms as the Vendor thinks proper with the power to vary or rescind any contract for sale, and the deficiency, if any, arising on such resale and all incidental expenses shall be recoverable by the Vendor from the Purchaser as liquidated damages.


4    CONDITIONS

4.1  RELEVANT CONDITIONS

     Completion of the agreement set out in this document is conditional upon:

     (a) the Minister approving the Access Principles under Section 112 of the Petroleum Act on or before the Completion Date;

     (b) the Minister, with the approval of the Governor-in-Council, granting the Licence to the Purchaser on or before the Completion Date and the Minister consenting in writing to PGT Operator being the operator of the Pipeline;

     (c) the Vendor obtaining pursuant to clause 17.2 of the GCQ Contract prior written consent in writing to the assignment of that contract from the other party to that contract on or before the Completion Date;

     (d) the Vendor obtaining pursuant to clause 17.2 of the QMAG Contract prior written consent in writing to the assignment of that contract from the other parties to that contract on or before the Completion Date;

     (e) the Purchaser obtaining the FIRB Approval, if required, by the date which is 30 days from the date of this document ("FIRB APPROVAL DATE");

     (f) the Minister consenting to the transfer of the Pipeline Tenure to the Purchaser under Section 74 of the Petroleum Act; and

     (g) the Land Minister consenting to the transfer of any part of the Pipeline Tenure in respect of the transfer of which such consent is required.

4.2  PURCHASER TO MAKE APPLICATIONS

     Immediately on signing this document the Purchaser will:

     (a) make application to the Minister for the grant of the Licence and consent to PGT Operator being the operator of the Pipeline;

     (b)  give the Minister the Access Principles for approval;  and

     (c) give such notices, furnish such information and take such action as may be required to obtain the FIRB Approval.

4.3  PURCHASER TO TAKE ALL REASONABLE ACTION

     The Purchaser will:

     (a) comply with the provisions of the Petroleum Act in relation to the application for the Licence and in seeking the approval of the Minister for the Access Principles;

     (b) do all things reasonably necessary to obtain the approval of the Minister to the Access Principles, the grant of the Licence and the consent of the Minister for the transfer of the Pipeline Tenure;

     (c)  do all things reasonably necessary to obtain the FIRB Approval;

     (d) immediately upon obtaining the FIRB Approval notify the Vendor and provide to the Vendor true copies of all documentation evidencing the FIRB Approval;

     (e) do all things reasonably required of the Purchaser to obtain the consent referred to in Clause 4.1(g); and

     (f) keep the Vendor fully informed as to the progress of each of the matters referred to in this Clause 4.3.

4.4  VENDOR TO OBTAIN CONSENT

          The Vendor will:

     (a) do all things reasonably necessary to obtain the consents referred to in Clauses 4.1(c) and 4.1(d); and

     (b) make application for and do all things reasonably necessary to obtain the consents referred to in Clauses 4.1(f) and (g).

4.5  TERMINATION

     If the conditions contained in Clauses 4.1(a), (b), (c), (d), (f) and (g) are not satisfied on or before the Completion Date then unless otherwise agreed in writing between the parties the agreement set out in this document will terminate on the Completion Date. If the condition contained in Clause 4.1(e) is not satisfied on or before the FIRB Approval Date then unless otherwise agreed in writing between the parties the agreement set out in this document will terminate on the FIRB Approval Date.


5    COMPLETION

5.1  TIME AND PLACE OF COMPLETION

     Completion will take place on the Completion Date at the offices of the Vendor at 61 Mary Street, Brisbane or at such other place as the Vendor and the Purchaser may agree in writing.

5.2  DELIVERY BY THE PURCHASER

     On Completion the Purchaser shall:

     (a) pay by way of unendorsed bank cheque to the Vendor or by a telegraphic transfer of immediately available funds to a bank account in Brisbane nominated by the Vendor the Purchase Price (less the amount of the Deposit) and all other moneys then payable by the Purchaser to the Vendor under this document;

     (b) take possession of the Pipeline Assets at their respective locations at Completion;

     (c)  accept from the Vendor the assignments of:

          (i)  subject to Clause 7.4, each of the Transportation Contracts;

          (ii) the Pipeline Tenure;

          (iii) the Gladstone Maintenance Base Lease (unless it has been included in the Excluded Assets pursuant to Clause 6.4);

          (iv) the GCQ Deed; and

          (v)  the BHPMC Inlet Station Agreement;

     (d) deliver the documents executed by the Purchaser in accordance with Clauses 6.4, 6.5, 6.6, 6.8 and 7.3; and

     (e) do, execute and deliver all such other acts and documents that this document requires the Purchaser to do, execute or deliver at Completion.

5.3  DELIVERY OF THE VENDOR

     On Completion the Vendor shall deliver to the Purchaser:

     (a)  the Pipeline Assets at their respective locations at Completion;

     (b)  the assignments of:

          (i)  subject to Clause 7.4, each of the Transportation Contracts;

          (ii) the Pipeline Tenure;

          (iii) the Gladstone Maintenance Base Lease (unless it has been included in the Excluded Assets pursuant to Clause 6.4);

          (iv) the GCQ Deed; and

          (v)  the BHPMC Inlet Station Agreement;

     (c) the documents required to effect the transfer of the registration of the Vehicles to the Purchaser; and

     (d) do, execute and deliver all such other acts and documents that this document requires the Vendor to do, execute or deliver at Completion.

5.4  PREPARATION AND EXECUTION OF DOCUMENTS

     (a) All documents required to be executed by the Vendor in accordance with this document shall be prepared by the Purchaser (at the expense of the Purchaser) and delivered to the Vendor a reasonable time prior to Completion to allow execution by the Vendor prior to Completion.

     (b) Where a statutory form is available, the Purchaser shall prepare the documents in accordance with the statutory form but otherwise such documents shall only contain such provisions as are necessary to effect the assignment or to otherwise give effect to this document and without limiting the generality of the foregoing, such documents shall contain no representations, warranties or indemnities (whether from the Vendor or otherwise) and shall provide that the Purchaser shall, as between the parties, be liable for and duly pay all stamp duty (including any fine or penalty).

5.5  PASSING OF TITLE

     Subject to Clause 6.9, unencumbered legal and beneficial title to the Pipeline Assets passes to the Purchaser on Completion.

5.6  PASSING OF RISK

     Risk in the Pipeline Assets passes to the Purchaser on Completion.

5.7  EVENT OF FORCE MAJEURE

     If the Vendor, by reason of any Event of Force Majeure, is wholly or partially unable to perform its obligations under the agreement evidenced by this document, it will give to the Purchaser prompt written notice of the Event of Force Majeure with reasonably full particulars thereof, whereupon the obligations of the Vendor to the extent that they are affected by the Event of Force Majeure shall be suspended for so long as the Event of Force Majeure renders the Vendor unable to so perform its obligations. The Vendor shall take all reasonable steps to avoid or overcome the effect of the Event of Force Majeure.

     If an Event of Force Majeure delays the Vendor's performance under this document for a period in excess of three months then the Purchaser may terminate the agreement evidenced by this document by notice in writing to the Vendor.

5.8  CONSTRUCTION CONTRACTS

     The Vendor assigns to the Purchaser with effect on and from Completion the benefit of such of the Construction Contracts as the Vendor is able to assign to the Purchaser without the consent of the other party or parties to the Construction Contracts. The Purchaser acknowledges and agrees that:

     (a) neither the Vendor nor any person on its behalf has made or makes any representation or warranty in relation to the rights of the Vendor under any Construction Contract or the ability of the Vendor to assign any Construction Contract to the Purchaser; and

     (b) notwithstanding Clause 17.7 or any other provision of this document, the Vendor shall not be required to do anything to effect, perfect or complete the assignment of the Construction Contracts or any of them to the Purchaser or to enforce or assist the Purchaser in the enforcement of any right, claim or obligation under any Construction Contract.


6    PIPELINE TENURE

6.1  ACKNOWLEDGEMENTS

     The Purchaser acknowledges and agrees that:

     (a) As at the date of this document and at Completion not all of the Pipeline Route is or will be the subject of a registered easement in favour of the Vendor and the Purchaser shall not have and shall not make any Claim in connection with such easements not existing or not being registered at Completion;

     (b) Not all of the approvals, easements, leases, licences, rights of way or other rights, titles or interests held by the Vendor in respect of the Pipeline Route are capable of assignment and any such approvals, easements, leases, licences, rights of way or other rights, titles or interests held by the Vendor in respect of the Pipeline Route are not included in the Pipeline Tenure or the Pipeline Assets and the Purchaser shall not have and shall not make any Claim in relation thereto;

     (c) The Purchaser agrees to purchase the Pipeline Assets on the basis of the Licence and the rights conferred by the Petroleum Act on the holder of a pipeline licence and will obtain all other approvals and do all other things as may be required of the holder of a pipeline licence in respect of the Pipeline Route (whether pursuant to the Petroleum Act or otherwise);

     (d) Except as provided in this Clause 6.1 and Clause 6.9 the Purchaser shall be responsible for all Claims and Liabilities and all compensation payable in respect of the Pipeline Route and the Pipeline Tenure on and from Completion;

     (e) Up to and including Completion the Vendor shall be entitled to continue to deal with all tenure issues relating to the Pipeline as owner of the Pipeline without reference to the Purchaser and without limiting the generality of the foregoing may deal with Lot 23 and the Rockhampton Easements in accordance with Clause 6.7;

     (f) If any part of the Pipeline Route is resumed (whether before or after Completion) the Purchaser shall be required to complete the purchase of the Pipeline Assets provided that where the resumption occurs after the date of this document the Purchaser shall, subject to Completion, be entitled to any compensation payable with respect to the resumption;

     (g) The particulars set out in respect of the headings "Land Holder Name" and "Property Description" in respect of each relevant property in Annexure A are based on title information obtained from the Department of Lands in the period from 12 October to 16 October 1995 and that such particulars may have changed since such dates; and

     (h) The Vendor makes no warranty or representation with respect to the accuracy or completeness of the information set out in respect of the headings "Owner Address", "Phone Number", and "Contact Name/Address (if different)" in respect of each relevant property in Annexure A.

6.2  AGREEMENT WITH LANDOWNERS

     The Purchaser agrees to be bound by and after Completion shall duly carry out and perform all of the obligations of the Vendor under all agreements entered into between the Vendor and Landowners including, without limiting the generality of the foregoing, the letter of amplification and all agreements with Landowners disclosed in the Right of Way Access Manuals. If the Purchaser assigns its rights in respect of the Pipeline Route or under this document it shall obtain a covenant in favour of the Vendor in terms similar to this Clause 6.2.

6.3  NOTICE TO LANDOWNERS

     As soon as practicable after Completion the Purchaser shall send to all Landowners the Landowner Notice advising of completion of the sale of the Pipeline to the Purchaser.

6.4  GLADSTONE MAINTENANCE BASE

     (a) The Vendor agrees to use its reasonable endeavours to procure the assignment of the Gladstone Maintenance Base Lease from the Vendor to the Purchaser with effect from Completion.

     (b) The Purchaser agrees to sign all documents reasonably required by the lessor in accordance with the Gladstone Maintenance Base Lease including a deed pursuant to which the Purchaser covenants with the lessor under the Gladstone Maintenance Base Lease to observe and perform all of the terms and conditions of the Gladstone Maintenance Base Lease.

     (c) If the landlord has not consented to the assignment of the Gladstone Maintenance Base Lease by Completion then the Gladstone Maintenance Base Lease shall be included in the Excluded Assets and shall be excluded from the Pipeline Assets and the Purchaser shall not have and shall not make any Claim with respect thereto.

     (d) If the Gladstone Maintenance Base Lease is assigned to the Purchaser with effect from Completion then after Completion the Purchaser shall duly carry out and perform all of the obligations of the Vendor under the Gladstone Maintenance Base Lease.

6.5  GCQ DEED

     (a) The Vendor will assign its rights with respect to the GCQ Deed to the Purchaser with effect from Completion.

     (b) After Completion the Purchaser shall duly carry out and perform all of the obligations of the Vendor under the GCQ Deed.

     (c) The Purchaser shall execute and deliver on or before Completion a deed in accordance with Clause 3.1 of the GCQ Deed pursuant to which the Purchaser covenants directly with the other party or parties to the GCQ Deed to observe and perform all of the terms and conditions of the GCQ Deed. The Vendor shall be responsible for the preparation of such deed which will be in such form as the Vendor and the other party or parties to the GCQ Deed may reasonably require and shall arrange for the execution of such deed by such other party or parties.

6.6  BHPMC INLET STATION

     (a) The Vendor will assign its interest with respect to the BHPMC Inlet Station Agreement to the Purchaser with effect from Completion.

     (b) After Completion the Purchaser shall duly carry out and perform all of the obligations of the Vendor under the BHPMC Inlet Station Agreement.

     (c) The Purchaser shall execute and deliver on or before Completion a deed pursuant to which the Purchaser covenants directly with the other party or parties to the BHPMC Inlet Station Agreement to observe and perform all of the terms and conditions of the BHPMC Inlet Station Agreement. The Vendor shall be responsible for the preparation of such deed which will be in such form as the Vendor and the other party or parties to the BHPMC Inlet Station Agreement may reasonably require and shall arrange for the execution of such deed by such other party or parties.

6.7  LOT 23 AND ROCKHAMPTON EASEMENTS

     (a) The Purchaser acknowledges that the Vendor has been negotiating with the Rockhampton City Council for the sale by the Vendor to the Rockhampton City Council of Lot 23 and the surrender of the Rockhampton Easements to allow Lot 23 and the land which is the subject of the Rockhampton Easements to be dedicated as public road in connection with the development of the Rockhampton Industrial Park by the Rockhampton City Council.

     (b) The Purchaser agrees to be bound by and shall not object to or make any Claim with respect to the sale of Lot 23 or the surrender of the Rockhampton Easements provided that there are rights in respect of the maintenance and operation of the Pipeline as contemplated in a letter dated 29 September 1994 from the SGPU to the Rockhampton City Council and a letter dated 16 February 1995 from the Rockhampton City Council to the SGPU.

6.8  BRISBANE OFFICE

     The Vendor hereby grants to the Purchaser a free licence to use the Brisbane Office for the period of 1 month commencing on Completion on the following terms and conditions:

     (a) the Purchaser will not use the Brisbane Office for any purpose other than the administration of the Pipeline;

     (b) the Purchaser will not make any alterations in or to the Brisbane Office without the consent of the Vendor;

     (c) the Purchaser will observe and conform to the reasonable rules and regulations and other requirements from time to time specified by the Vendor in connection with the use of the Brisbane Office;

     (d) the Purchaser will at all times endeavour to ensure that the Brisbane Office is kept clean and tidy and free from harmful, flammable or unsightly matter;

     (e) the Purchaser will not do or permit any act, matter or thing which might in any way endanger or damage the Brisbane Office or the building of which it forms part;

     (f) the Purchaser will comply with the provisions of all laws in relation to its use of the Brisbane Office;

     (g) the Purchaser's occupation and use of the Brisbane Office shall be at the sole risk of the Purchaser and the Purchaser acknowledges that the Vendor does not expressly or impliedly represent, warrant or promise that the Brisbane Office is or will remain fit, suitable or adequate for the purposes of the Purchaser and the Vendor shall not be liable to the Purchaser for any Claims suffered or incurred by the Purchaser in relation to its use or occupation of the Brisbane Office except to the extent caused or contributed to by the negligence or wilful act or omission of the Vendor;

     (h) all representations, warranties and promises implied by law as to the fitness, suitability and adequacy of the Brisbane Office or the building within which it is situated are expressly negatived;

     (i) the Purchaser will indemnify the Vendor against all Claims and Liabilities arising out of or in connection with the Purchaser's occupation and use of the Brisbane Office caused or contributed to by:

          (i)  the negligence or wilful act or omission of the Purchaser;

          (ii) the default of the Purchaser under the provisions of this Clause;

          (iii) the overflow, leakage or escape of water, fire, gas, electricity or other harmful agent in or from the Brisbane Office; or

          (iv) the use of the Brisbane Office and the building of which it forms part by the Purchaser,

          except to the extent caused or contributed to by the negligence or wilful act or omission of the Vendor;

     (j) not later than 1 month after Completion the Purchaser will remove from the Brisbane Office any property owned, hired or leased by the Purchaser or the PGT Operator provided that such removal can be effected without causing any substantial or structural damage to the Brisbane Office or the building of which it forms part. The Purchaser will make good any damage caused to the Brisbane Office or such building by such removal. If the Purchaser does not remove such property then the Vendor may do so and make good any damage caused by such removal. The Purchaser will pay to the Vendor upon demand the costs to the Vendor of such removal and making good;

     (k) the Purchaser acknowledges and agrees that the rights granted under this Clause 6.8 shall rest in contract only and shall not create or confer upon the Purchaser any tenancy or any estate or interest whatsoever in or over the Brisbane Office and that the rights of the Purchaser shall be those of a licensee only; and

     (l) the Purchaser will not assign the benefit of the licence granted by this Clause 6.8.

6.9  NATIVE TITLE

     The Purchaser acknowledges that the Native Title Report discloses the potential for the continued existence of native title in respect of an area on the Pipeline Route referred to as Area 140. The Vendor accepts and will discharge its liability under the Native Title Legislation for payment of compensation under that legislation to parties who hold, or previously held, native title which has been extinguished, impaired or otherwise adversely affected by the acts of the Government of the State or the Vendor in respect of the Pipeline done up to Completion. The Purchaser shall be solely responsible for the payment of compensation and all other liability to parties holding native title which is impaired or otherwise affected by acts done after Completion. The Purchaser shall keep the Government of the State and the Vendor indemnified against such liability.

7    TRANSPORTATION CONTRACTS

7.1  ASSIGNMENT OF TRANSPORTATION CONTRACTS

     Subject to obtaining the consents referred to in Clauses 4.1(c) and 4.1(d) and subject to Clause 7.4 the Vendor will assign the Transportation Contracts to the Purchaser with effect from Completion.

7.2  PURCHASER TO PERFORM TRANSPORTATION CONTRACTS

     After Completion the Purchaser shall duly carry out and perform all of the obligations of the Vendor under the Transportation Contracts which are assigned to the Purchaser. Without limiting the generality of the foregoing, the Purchaser will transport through the Pipeline and deliver in accordance with the relevant Transportation Contracts the gas in the Pipeline on Completion which is owned by parties other than the Vendor.

7.3  DEED OF COVENANT

     The Purchaser shall execute and deliver on or before Completion a deed of covenant in respect of each Transportation Contract which is to be assigned to the Purchaser pursuant to which the Purchaser covenants directly with the other party or parties to each Transportation Contract to observe and perform all of the terms and conditions of that Transportation Contract. Such deed of covenant will be in the form contained in Schedule 6 with such additions, amendments or modifications as the other party or parties to any Transportation Contract may reasonably require.

7.4  TERMINATION OF TRANSPORTATION CONTRACTS

     The Purchaser declares that it is the Purchaser's intention to:

     (a) enter into new contracts with the Existing Customers for the transportation of gas through the Pipeline to take effect on and from Completion in substitution for the Transportation Contracts; and

     (b) procure the Existing Customers to terminate the Transportation Contracts with effect from Completion and release the Vendor from all its obligations and liabilities under the Transportation Contracts which relate to the period on and after Completion by duly executing in respect of each Transportation Contract a deed substantially in the form set out in Schedule 9 ("TERMINATION DEED").

     The Vendor and the Purchaser agree as follows:

     (c) the Vendor will execute each Termination Deed which has been duly executed by each of the other parties to a Transportation Contract;

     (d) notwithstanding any other provision of this document, the Vendor will not be obliged to assign and the Purchaser will not be obliged to accept the assignment of any Transportation Contract in respect of which the Vendor and the Existing Customer which is the other party to that Transportation Contract have duly executed a Termination Deed; and

     (e) the condition in Clause 4.1(c) will be deemed waived on the Termination Deed for the GCQ Contract being executed by the other party to the GCQ Contract and delivered to the Vendor and the condition in Clause 4.1(d) will be deemed waived on the Termination Deed for the QMAG Contract being executed by the other parties to the QMAG Contract and delivered to the Vendor.


8    SPECIFIED CONTRACTS

8.1  ASSIGNMENT OF SPECIFIED CONTRACTS

     The Vendor shall at the request of the Purchaser ensure that each of the Specified Contracts is with effect from Completion assigned or novated to the Purchaser and the Vendor shall be responsible for the preparation and execution of the assignment or novation documentation provided that if any other party to any Specified Contract objects to such assignment or novation, the provisions of Clause 8.2 apply.

8.2  NON-ASSIGNMENT OF ANY SPECIFIED CONTRACT

     Where there is an objection or refusal to consent to an assignment or novation as mentioned in Clause 8.1 then with effect from Completion and until expiry or termination of the relevant Specified Contract by the Vendor or the other party to the Specified Contract:

     (a) the Purchaser shall duly perform the Specified Contract on behalf of the Vendor at the cost of the Purchaser and at no expense to the Vendor;

     (b) the Vendor shall enforce the Specified Contract against the other party or parties to the Specified Contract in such manner as the Purchaser may reasonably direct from time to time, at the cost of the Purchaser and at no expense to the Vendor; and

     (c) the Vendor shall not agree to any amendment of the Specified Contract or waiver of the Vendor's rights thereunder without the prior written approval of the Purchaser.


9    PROFITS AND ADJUSTMENTS


9.1  PROFITS AND EXPENSES BEFORE COMPLETION

     The Vendor shall remain entitled to receive any receipts or profits in respect of the Assets insofar as those receipts and profits are in respect of or related to the period prior to Completion. The Vendor shall remain liable for and shall pay for any goods and materials ordered by the Vendor in relation to the Pipeline prior to Completion notwithstanding that such goods or materials may be delivered after Completion.

9.2  PROFITS AFTER COMPLETION

     The Purchaser shall be entitled to receive all receipts and profits in respect of the Assets insofar as those receipts and profits are in respect of or related to the period after Completion.

9.3  TRADE DEBTS

     The Trade Debts remain the property of the Vendor following Completion. The Purchaser shall promptly account to the Vendor for any amount received by the Purchaser in respect of the Trade Debts following Completion.

9.4  ADJUSTMENT OF PERIODIC OUTGOINGS

     All adjustments not otherwise provided for in this document in respect of all periodic outgoings relating to the Pipeline Assets including adjustments in respect of all services such as, but not limited to, electricity are to be made as at Completion.

9.5  ADJUSTMENT OF OUTGOINGS AND EXPENSES

     At Completion the Purchaser shall pay to the Vendor a sum equal to the total amount of all outgoings and expenses paid by the Vendor in connection with the Pipeline Assets in respect of any period after Completion, as set out in a list provided by the Vendor to the Purchaser at least 2 Business Days prior to Completion. Such list may be audited, if so required, by the Purchaser at the Purchaser's expense.


10   WARRANTIES BY VENDOR

10.1 WARRANTIES

     The Vendor represents and warrants to and for the benefit of the Purchaser that:

     (a) it is the corporate entity established by the Petroleum Act, Section 54A and preserved and continued in existence under Section 11 of the Petroleum Act as a corporation sole constituted by the Minister under the name and style "The Secretary for Mines";

     (b) it has full power, authority and legal right to execute and deliver and perform its obligations under this document;

     (c) all Authorisations required from any Government Body for the execution and delivery by it of this document have been obtained and are in full force and effect and, to the best of its knowledge and belief, no act, matter or thing has occurred or is threatened in consequence of which any such Authorisation might be varied, abrogated or withdrawn, with the giving of notice or lapse of time or the implementation of any prescribed procedure or otherwise;

     (d)  this document has been duly authorised, executed and delivered by it;

     (e) the execution, delivery and performance by it of this document does not and will not violate or be in conflict with, in any respect any provision of any law or regulation or any Authorisation of the State; and

     (f) subject to Clause 6.9 and Clause 12.3, it has good legal and beneficial title to and right to sell to the Purchaser the Pipeline Assets in accordance with the provisions of this document.

10.2 WARRANTIES FOR THE BENEFIT OF THE PURCHASER

     The Warranties are given for the benefit of the Purchaser only and may not be relied on by any other person.

10.3 EFFECT OF A BREACH OF THE WARRANTIES

     A breach of any of the Warranties does not entitle the Purchaser to terminate the agreement evidenced by this document.

10.4 ACKNOWLEDGMENT IN RELATION TO THE WARRANTIES

     The Purchaser acknowledges and agrees that:

     (a) neither the Vendor nor any person on its behalf has made or makes any representation or warranty to or for the benefit of the Purchaser other than the Warranties;

     (b) the Vendor will not be liable to the Purchaser in any way in respect of the accuracy, completeness or efficacy of the Information or the Records;

     (c) in entering into this document and proceeding to Completion, the Purchaser does not rely on any representation, warranty or statement made or given by or on behalf of the Vendor, other than the Warranties;

     (d) it has had the opportunity to make and has made due diligence enquiries in relation to all matters material to the Assets which are not covered by the Warranties and satisfied itself in relation to the matters arising from those investigations;

     (e) the Warranties are to be read and construed subject to any matter, circumstances or transaction:

          (i)    provided for or described in this document;

          (ii)   which is discoverable by search of public records; or

          (iii) discovered by the Purchaser or which ought to have been discovered by the Purchaser during the course of its due diligence enquiries in relation to the Assets conducted prior to the signing of this document;

     (f) it agrees to purchase the Pipeline Assets on an "as is where is basis" subject to all defects, both patent and latent, and, notwithstanding any particular acknowledgements in this document, with full knowledge of the Information;

     (g) it has entered into the agreement evidenced by this document relying entirely upon its own independent appraisal and assessment of the Assets;

     (h) subject to any law to the contrary and except as provided in the Warranties, all terms whether express, implied, written, oral, collateral, statutory or otherwise, are excluded and the Vendor disclaims all liability in relation to these to the maximum extent permitted by law; and

     (i) to the fullest extent possible the Purchaser waives any possible cause of action or rights it may have under or in respect of Part V of the Trade Practices Act 1974 or Part 3 of the Fair Trading Act 1989 or any other legislation which is to any extent similar to such Part V or
          Part 3 or any portion of such legislation touching or concerning anything the subject of or incidental to this document and releases and indemnifies to the fullest extent possible the Vendor and all persons or entities associated with the Vendor from and against (as the case may be) any claim or liability (if any) arising out of or incidental to any such cause of action or right or any like cause of action or right of any other person or entity whatsoever.


11   WARRANTIES BY PURCHASER

11.1 WARRANTIES

     The Purchaser represents and warrants to and for the benefit of the Vendor that:

     (a) it is a limited liability body corporate duly incorporated in its place of incorporation and validly existing and in good standing under the laws of that place;

     (b) it has full power, authority and legal right in its personal capacity and as trustee of the Trust and pursuant to the Trust Deed to execute and, subject to the satisfaction of the conditions in Clause 4.1, deliver and perform its obligations under this document;

     (c) all Authorisations required from any Government Body for the execution and performance by it of this document, other than any Authorisation referred to in Clause 4.1, have been obtained and are in full force and effect and, to the best of its knowledge and belief, no act, matter or thing has occurred or is threatened in consequence of which any such Authorisation might be varied, abrogated or withdrawn, with the giving of notice or lapse of time or the implementation of any prescribed procedure or otherwise;

     (d)  this document has been duly authorised, executed and delivered by it;
          and

     (e) the execution, delivery and, subject to the satisfaction of the conditions in Clause 4.1, performance by it of this document does not and will not violate or be in conflict with, in any respect any provision of:

          (i) any law or regulation or any Authorisation of the place of its incorporation or constitution;

          (ii) the memorandum and articles of association or its other constituent documents; or

          (iii) the Trust Deed.

12   VENDOR'S OBLIGATIONS

12.1 OPERATION OF PIPELINE PENDING COMPLETION

     Until Completion, the Vendor shall operate and maintain the Pipeline in the ordinary course consistent with past practice including maintaining a sufficient quantity of gas in the Pipeline to ensure effective Pipeline operation.

12.2 SPARES AND EMERGENCY EQUIPMENT

     Until Completion, the Vendor will maintain levels of Spares and Emergency Equipment in accordance with good operating practice. Subject to the Vendor complying with its obligations under this Clause, the Purchaser will not have and will not make any Claim against the Vendor if the quantity or description of the Spares and Emergency Equipment on Completion is less than or different from the Spares and Emergency Equipment on the date of this document.

12.3 Q FLEET VEHICLES

     The Purchaser acknowledges that the vehicles described in Part B of
     Schedule 3 are owned by the State through Q Fleet and the Vendor agrees to cause the State through Q Fleet to sell and transfer to the Purchaser such vehicles for the consideration provided for in this document.


13   PURCHASER'S OBLIGATIONS

13.1 RECORDS

     The Purchaser will keep and make available to the Vendor all accounting records and other documents relating to the Assets which shall be in the possession or control of the Purchaser after Completion (whether on computer or otherwise held by or on behalf of the Purchaser) for such purposes as the Vendor may reasonably require.

13.2 VALVES

     The Purchaser acknowledges and agrees that:

     (a) Cooper Flow Control Australia Pty Ltd or a related body corporate (as defined in the Corporations Law) of that corporation ("Supplier") supplied certain ball valves ("Valves") which were installed in the Pipeline;

     (b) certain of the Valves have failed or may fail or otherwise require repair or replacement after the date of this document;

     (c) the Vendor shall be entitled to make such claim and to take such action as it considers appropriate against the Supplier in respect of the Valves ("Valve Claim");

     (d) the Valve Claim and any amount payable to or recovered by the Vendor in respect of the Valve Claim shall remain the property of the Vendor; and

     (e) the Purchaser does not have and will not make any Claim against the Vendor or the Supplier or any officer, director, shareholder or employee of either of them in relation to the Valves including, without limiting the generality of the foregoing, any Claim resulting from or arising out of:

          (i)    any misrepresentation with respect to the Valves;

          (ii)   any inadequacy or failure in performance of the Valves;  or

          (iii) any defects in the design, workmanship or material of the Valves.

13.3 CASTLE HOPE DAM

     The Purchaser acknowledges and agrees that:

     (a) in the future there may be a need to construct a new dam on the Calliope River currently being referred to as the Castle Hope Dam ("DAM");

     (b) if and when constructed and depending on the location and final high water level of the Dam some parts of the Pipeline Route relating to the Wallumbilla to Gladstone section of the Pipeline could be inundated to varying depths;

     (c) the effects of such inundation could include, but not be limited to, a restriction on the access to the Pipeline, changes in the characteristics of the cathodic protection system and the floating of one or more sections of the Pipeline; and

     (d) the Purchaser will not object to the construction of or any resumption for the purpose of and will not have and will not make any Claim against the Vendor arising out of or in connection with the construction and operation of the Dam except as provided for hereafter in this Clause.

     The Vendor and the Purchaser agree that if the construction of or any resumption for the purpose of the Dam entitles the Purchaser to compensation under any applicable law then the following provisions of this Clause shall apply:

     (e) if the construction of the Dam requires that work be carried out in relation to part of the Pipeline for the reason that it will be inundated by the water stored in the Dam then the Vendor and the Purchaser will agree upon the work to be carried out in accordance with good engineering practice and failing such agreement such work will be as determined by a suitably qualified and independent engineer appointed by the Purchaser and approved by the Vendor, such approval not to be unreasonably withheld and the Vendor will pay to the Purchaser the costs properly and reasonably incurred by the Purchaser in carrying out the work provided that the Purchaser:

          (i) takes all reasonable steps to minimise such costs including, without limitation, procuring competitive prices for the work;

          (ii) provides to the Vendor all documentation and information required by the Vendor in relation to the work and the cost of the work; and

          (iii) permits the Vendor to carry out an audit in respect of the cost of the work.

     (f) if the construction of the Dam makes it necessary for the Purchaser to acquire rights in respect of land for the purposes of relocating part of the Pipeline then the Vendor will pay to the Purchaser the amounts paid to the relevant landowners to acquire such rights provided that the rights to be acquired and such amounts are first approved by the Vendor such approval not to be unreasonably withheld;

     (g) the Vendor will not be obliged to pay the amounts provided for in paragraphs (e) and (f) except in exchange for a full release and discharge to the Vendor and any person or Government Body liable for the payment of compensation to the Purchaser arising out of the construction of or any resumption for the purpose of the Dam and the Purchaser will accept such amount in full and final satisfaction of any and all claims which it may have arising out of or in connection with the construction of or any resumption for the purpose of the Dam.

13.4 NAME OF PIPELINE

     After Completion the Purchaser:

     (a) will not, whether in relation to the operation, maintenance and administration of the Pipeline or otherwise, use the names "State Gas Pipeline" or "SGP" or any other name, logo or mark previously used by the Vendor in relation to the Pipeline; and

     (b) will use in relation to the operation, maintenance and administration of the Pipeline such name as the Purchaser shall notify to the Vendor and the Vendor shall approve prior to Completion, such approval not to be unreasonably withheld.

13.5 PROJECT DOCUMENTS

     The Purchaser acknowledges and agrees that:

     (a) the plans, designs, calculations, reports, time schedules, budgets, costs, estimates, construction records, accounting records, purchasing records, files and completed and uncompleted documents prepared and obtained by CMPS&F (Qld) Pty Limited (formerly Crooks Michell Peacock Stewart (Qld) Pty Limited) ACN 010 037 877 in performing the work relating to the investigation, planning and engineering design and procurement, construction, management and commissioning of the Wallumbilla to Gladstone section of the Pipeline, (collectively called the "Project Documents") are the property of the Vendor and CMPS equally under and by virtue of an agreement made between the Vendor and CMPS ("CMPS Agreement");

     (b) under clause 11 of the CMPS Agreement the Project Documents may not be used for any purpose other than the construction operation and maintenance of the Wallumbilla to Gladstone section of the Pipeline;

     (c) the Vendor's rights in respect of that part of the Records consisting of the Project Documents are limited in the manner provided for in the CMPS Agreement and the Purchaser shall not have and shall not make any Claim against the Vendor in relation thereto; and

     (d) after Completion the Purchaser shall duly carry out and perform and observe all of the obligations of the Vendor under the CMPS Agreement in relation to the Project Documents.

13.6 BRIDGE GAS EMPLOYEES

     Not later than 31 May 1996, the Purchaser will or will cause PGT Operator to offer employment to each of the Bridge Gas Employees:

     (a) for a period of not less than six months commencing on Completion or at such earlier date as the Bridge Gas Employee, the Purchaser and the Vendor agree;

     (b) at such total remuneration as the Purchaser or PGT Operator and each Bridge Gas Employee agree being not less than the total remuneration payable to that employee at the time that such offer of employment is made; and

     (c) otherwise on such terms and conditions as the Purchaser or PGT Operator and the Bridge Gas Employee agree;

     and such offer will remain open for acceptance by the Bridge Gas Employee until the date which is fourteen days after the date such offer is made or the date which is two days prior to the Completion Date whichever is the earlier.

13.7 ACCRUED EMPLOYEE ENTITLEMENTS - SGPU EMPLOYEES

     The Vendor will be solely responsible for the Accrued Employee Entitlements of the SGPU Employees as at the date of termination of their employment with the SGPU and for any redundancy or termination payments in respect of the termination of the employment of the SGPU Employees with the SGPU.

13.8 ACCRUED EMPLOYEE ENTITLEMENTS - BRIDGE GAS EMPLOYEES

     In respect of each Bridge Gas Employee who accepts an offer of employment by the Purchaser or PGT Operator pursuant to an offer made under Clause 13.6 and who, not later than Completion, becomes an employee of the Purchaser or PGT Operator ("TRANSFERRING EMPLOYEE"):

     (a) the Vendor will give to the Purchaser on Completion, details in writing of the Accrued Employee Entitlements as at Completion of each Transferring Employee as advised to the Vendor by Bridge Gas, but for informational purposes, the Accrued Employee Entitlements of the Bridge Gas Employees, as at 1 January 1996, are advised by Bridge Gas to the Vendor to be as set out in Schedule 8;

     (b) the Vendor and the Purchaser acknowledge and agree that in respect of each Transferring Employee:

          (i) Bridge Gas has the responsibility to pay to that Transferring Employee the amount payable to that Transferring Employee in respect of wages as at the date on which such employee's employment with Bridge Gas ceases;


          (ii) Bridge Gas has the responsibility to pay to that Transferring Employee the amount payable to that Transferring Employee in respect of holiday pay as at the date on which such employee's employment with Bridge Gas ceases if directed by the Transferring Employee to do so; and

         (iii) the Vendor shall pay or allow to the Purchaser the amount received by the Vendor from Bridge Gas in respect of:

               (A) the amount payable to that Transferring Employee in respect of holiday pay as at the date on which such employee's employment with Bridge Gas ceases if that Transferring Employee has not given the direction contemplated in sub-paragraph (ii) or has directed that such amount should be transferred to and assumed by the Purchaser; and

               (B) the amount accrued by Bridge Gas on account of long service leave for that Transferring Employee as at the date on which such employee's employment with Bridge Gas ceases;

     (c) where a payment or allowance is made to the Purchaser for the Accrued Employee Entitlements of a Transferring Employee in accordance with Clause 13.8(b) the Purchaser shall, upon Completion taking place, take over and be solely responsible for such Accrued Employee Entitlements of that employee and indemnify the Vendor and Bridge Gas against all Claims and Liabilities in connection with or arising out of or in relation to such Accrued Employee Entitlements of that employee.

          The indemnity provided for in this Clause shall take effect on and from Completion and shall continue to have full force and effect at all times thereafter notwithstanding that Completion has taken place nor any other matter or thing whatsoever;

     (d) on the termination of a Transferring Employee's employment with the Purchaser or PGT Operator for any reason the Purchaser will pay to that employee:

               (i) any Accrued Employee Entitlements paid or allowed to the Purchaser in respect of that employee and not previously paid to that employee; and

               (ii) any entitlements which may have accrued to that employee in respect of or during the period of his employment by the Purchaser or PGT Operator; and

     (e) at the expiration of 6 months from the commencement of a Transferring Employee's employment with the Purchaser or PGT Operator or on the termination by the Purchaser or PGT Operator of that employee's employment for any reason, whichever is the earlier, the Purchaser will pay to that employee an amount equal to one week's pay at the rate the employee was being paid by Bridge Gas immediately prior to commencing employment with the Purchaser or PGT Operator, for every 3 months or part thereof that the employee was employed by Bridge Gas.

13.9 SUPERANNUATION - BRIDGE GAS EMPLOYEES

     The Purchaser acknowledges and agrees that:

     (a) the Bridge Gas Employees are members of the PPA Staff Superannuation Plan ("SUPERANNUATION PLAN") of which Bridge Oil Staff Superannuation Pty Limited (ACN 064 953 493) ("TRUSTEE") is the trustee;


     (b) Bridge Gas will give notice to the Trustee of the cessation of the employment of the Bridge Gas Employees by Bridge Gas and the entitlements of such employees under the Superannuation Plan will be paid or otherwise dealt with in accordance with the trust deed relating to the Superannuation Plan; and

     (c) on and from the commencement of employment by the Purchaser or PGT Operator of any Bridge Gas Employee the Purchaser will or will cause PGT Operator to make contributions to the superannuation of such employee to the superannuation fund nominated by the Purchaser or PGT Operator and in accordance with the terms of employment agreed with such employee and all applicable laws.


14   LIABILITIES AND INDEMNITIES

14.1 LIABILITIES AFTER COMPLETION

     Subject to Clause 6.9, the Purchaser shall on and from Completion assume and perform all of the obligations of the Vendor in relation to the Assets and shall indemnify and keep indemnified the Vendor against all Claims and Liabilities arising out of or in connection with the Assets in so far as those Claims and Liabilities are in respect of or relate to the period after Completion.

14.2 INDEMNITIES

     Without limiting the generality of Clause 14.1 the Purchaser will on and from Completion indemnify the Vendor against all Claims and Liabilities arising out of or in connection with the following documents in so far as those Claims and Liabilities are in respect of or relate to the period after Completion:

     (a)  the Transportation Contracts which are assigned to the Purchaser;

     (b)  the Specified Contracts;

     (c) the agreements entered into between the Vendors and Landowners as referred to in Clause 6.2;

     (d) the Gladstone Maintenance Base Lease (unless it has been included in the Excluded Assets pursuant to Clause 6.4);

     (e)  the GCQ Deed;

     (f)  the BHPMC Inlet Station Agreement; and

     (g)  the CMPS Agreement.


15   LIMITATION ON PURCHASER'S RIGHTS

15.1 NOTICE OF CLAIM

     The Vendor is not liable to the Purchaser (or any person claiming through the Purchaser) in connection with the agreement evidenced by this document unless:

     (a) the Purchaser has given timely notice to the Vendor of any fact or circumstance which gives or may give rise to a claim by the Purchaser and has afforded the Vendor the opportunity and reasonable assistance during a period of 20 Business Days from the giving of such notice, at the Vendor's expense, to investigate the same even though it may not at the date of such notification give rise to any liability on the part of the Vendor;

     (b) the Purchaser has given written notice to the Vendor setting out specific details of the claim within one year after Completion; and

     (c) within six months after the giving of written notice under Clause 15.1(b), the Purchaser's claim has been admitted by the Vendor or settled between the Vendor and the Purchaser or the Purchaser has instituted and served legal proceedings in respect of the claim.

15.2 MINIMUM CLAIM

     No action, claim, demand or proceeding can be made, brought or raised by the Purchaser against the Vendor in respect of a breach of any of the Warranties or of any undertaking or obligation under this agreement or under any indemnity ("Purchaser's Claim") unless the total value of the Purchaser's Claim is greater than $1 million and there is no single component of the Purchaser's Claim less than $200,000.00.

15.3 MAXIMUM CLAIM

     The liability of the Vendor to the Purchaser in respect of all Purchaser's Claims (including legal costs) is limited to $5 million and the Purchaser is not entitled to claim or recover from the Vendor any amount in excess of such sum.

15.4 NO LIABILITY FOR CONSEQUENTIAL LOSS

     The Vendor shall not in any circumstances be liable to the Purchaser for any loss of profits, economic loss, or special, indirect or consequential loss or damage.

15.5 REIMBURSEMENTS FOR AMOUNTS RECEIVED

     The Purchaser shall reimburse the Vendor for amounts paid by the Vendor to the Purchaser in respect of any Purchaser's Claim to the extent to which the same is recovered by the Purchaser from any third party including, without limitation, but not limited to suppliers, manufacturers or insurers.

15.6 LIMITATIONS ON LIABILITY

     The Vendor is not liable to the Purchaser (or any person deriving title from the Purchaser) for any Claims or Liabilities (whether based in contract, tort or statute) in relation to this document or the Assets:

     (a) where the Claims or Liabilities arise or are in respect of matters against which the Purchaser is insured for loss or damage suffered by it, to the extent of such insurance cover;

     (b) where the Purchaser ceases at any time after Completion to own the Pipeline Assets; or

     (c) where the Claims or Liabilities are as a result of or in consequence of any voluntary act, omission, transaction or arrangement of or on behalf of the Purchaser after Completion.

15.7 CLAIMS BY SUBSEQUENT OWNER

     The Purchaser will indemnify the Vendor against all Claims made against the Vendor by any subsequent owner of the Pipeline Assets or the holder of any interest therein arising out of or in connection with the Pipeline Assets.


16   ANNOUNCEMENTS

16.1 CONFIDENTIALITY

     Prior to Completion and save as required by law or by the rules of any recognised stock exchange the negotiations of the parties and the subject matter and terms of this document are to be kept confidential and released to third parties (other than the parties' professional advisers) only with the mutual written consent of the parties to this document.

16.2 STOCK EXCHANGE

     In relation to any report to any recognised stock exchange pertaining to the negotiations of the parties or the subject matter or the terms of this document the notifying party shall whenever practicable, in advance of reporting to such stock exchange, advise the other of the text of the proposed report and provide the other party with a reasonable opportunity of making comment upon the form and content before the report is issued.


17   MISCELLANEOUS

17.1 STAMP DUTY

     The Purchaser shall, as between the parties, be liable for and duly pay all stamp duty (including any fine or penalty) on or relating to this document and any document executed under it.

17.2 LEGAL COSTS

     Subject to any express provision in this document to the contrary, each party shall bear its own legal and other costs and expenses relating directly or indirectly to the preparation of, and performance of its obligations under, this document.

17.3 AMENDMENT

     This document may only be varied or replaced by a document in writing duly executed by the parties.

17.4 WAIVER AND EXERCISE OF RIGHTS

     A provision of or a right created by this document may not be waived except in writing signed by the party or parties to be bound. A single or partial exercise or waiver of a right relating to this document will not prevent any other exercise of that right or the exercise of any other right.

17.5 RIGHTS CUMULATIVE

     Subject to any express provision in this document to the contrary, the rights of a party under this document are cumulative and are in addition to any other rights of that party.

17.6 APPROVALS AND CONSENT

     Subject to any express provision in this document to the contrary, a party may conditionally or unconditionally give or withhold any consent to be given under this document and is not obliged to give its reasons for doing so.

17.7 FURTHER ASSURANCE

     Each party shall promptly execute all documents and do all things that the other party from time to time reasonably requires of it to effect, perfect or complete the provisions of this document and any transaction contemplated by it.

17.8 GOVERNING LAW

     This document is governed by and is to be construed in accordance with the laws applicable in the State.

17.9 JURISDICTION

     Each party:

     (a) irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the State and any courts which have jurisdiction to hear appeals from any of those courts; and

     (b) waives any right to object to any proceedings being brought in those courts on grounds of inconvenient forum or lack of jurisdiction.

17.10 ASSIGNMENT

      No party may assign any right under this document without the prior written consent of the other party.

17.11 COUNTERPARTS

      This document may consist of a number of counterparts and if so the counterparts taken together constitute one and the same instrument.

17.12 TIME OF ESSENCE

      Time is of the essence as regards any date or period determined under this document save only for the extent that any date or period may be altered by mutual agreement between the parties whereupon time is of the essence as regards such date or period as so altered.

17.13 COMPUTATION OF TIME

      Where time is to be reckoned by reference to a day or event, that day or the day of that event shall be excluded.

17.14 JOINT AND SEVERAL LIABILITY

      An obligation of two or more persons binds them jointly and severally.

17.15 EFFECT OF EXECUTION

      This document is not binding on any party unless it or a counterpart has been duly executed by, or on behalf of, each person named as a party to the document.

17.16 ENTIRE AGREEMENT

      This document embodies the entire understanding and agreement between the parties as to the subject matter of this document.

17.17 INVALIDITY

      If any one or more provisions of this document should at any time be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this documents shall not in any way be affected or impaired thereby.

17.18 MERGER

      Notwithstanding Completion, any provision of this document to which effect is not given by Completion and which is capable of or which is expressed or implied to operate or have effect after Completion shall remain in full force and effect.

18   NOTICES

18.1 GENERAL

     A notice, demand, certification or other communication under this document:

     (a)  shall be given in writing and in the English language; and

     (b)  may be given by an agent of the sender.

18.2 METHOD OF SERVICE

     In addition to any means authorised by law a communication may be given by:

     (a)  being delivered personally;

     (b)  being left at the party's current address for service;

     (c) being sent to the party's current address for service by pre-paid ordinary mail or if the address is outside Australia, by pre-paid air mail; or

     (d)  facsimile to the party's current facsimile number.

18.3 ADDRESS FOR SERVICE

     (a)  The addresses and facsimile numbers are initially:

          (i)  in the case of the Purchaser:

               PGT Australia Pty. Limited
               Level 3, Waterfront Place
               1 Eagle Street
               Brisbane  Qld  4000

               Tel: (07) 3360 0273
               Fax: (07) 3360 0276
               Attention:  Mr Michael McDanold

          (ii) in the case of the Vendor:

               State Gas Pipeline Sale Team
               Queensland Treasury
               Level 11
               100 George Street
               Brisbane   Qld   4000

               Tel:  (07) 3224 6021
               Fax:  (07) 3210 0739
               Attention:  Mr Paul Connolly

     (b) A party may from time to time change its address or numbers for service by notice to the other party.

18.4 SERVICE BY POST

     A communication given by post is to be taken to be received:

     (a) if posted within Australia to an Australian address on the third Business Day after posting; and

     (b)  in any other case, on the fifth Business Day after posting.

18.5 SERVICE BY FACSIMILE

     A communication given by facsimile is deemed received when the sender's facsimile machine produces a transmission report indicating that the facsimile was sent to the addressee's facsimile number.

18.6 FORM RECEIVED

     A communication given by facsimile is to be taken to be given in the form transmitted unless the message is not fully received in legible form and the addressee immediately notifies the sender of that fact.

18.7 PROCESS SERVICE

     Any process or other document relating to litigation, administrative or arbitral proceedings in relation to this document may be served by any method contemplated by this clause in addition to any means authorised by law.

18.8 SERVICE AFTER HOURS

     If a communication to a party is received by it:

     (a)  after 5.00pm in the place of receipt; or

     (b)  on a day which is not a Business Day,

     it is to be taken to have been received at the commencement of the next Business Day.


19   UNDERTAKINGS BY VENDOR AND PURCHASER

19.1 MARKETING OFFICE


     The Purchaser will by the Completion Date establish a Brisbane marketing office with appropriate staff and facilities in respect of the Pipeline and will maintain that office for as long as the Purchaser owns the Pipeline Assets.

19.2 RESEARCH AND DEVELOPMENT COMMITMENT

     The Purchaser undertakes to invest in appropriate research and development to promote the use of natural gas in Queensland industry, which may include support for organisations such as the Australian Magnesium Research and Development Project or the Australian Centre of Coal Seam Methane Research and Extraction or a new project initiated by the Purchaser.

19.3 FURTHER LICENSES

     The Vendor acknowledges that with respect to any further application for licences under the Petroleum Act for gas transportation infrastructure on the Pipeline Route, the Vendor will not seek to obtain a further premium for any such licence (a premium having been obtained through this initial sale). The Vendor's stated intention in this clause is that any further licence application related to infrastructure on the Pipeline Route will be treated on its merits in accordance with the Petroleum Act and it is envisaged that any expansion would be to the benefit of customers.

     COM1DOC/3407

                                   SCHEDULE 1

                                    PIPELINE


The Pipeline is comprised of the pipelines, communication systems, SCADA system, meter and regulator stations and odorant facilities described in this Schedule.

PIPELINES:

The Pipeline consists of the following pipelines the specifications for which are set out in the following table:

(a) the pipeline from Wallumbilla (longitude E 149DEG. 11' 06" latitude S 26DEG. 41' 41") to Gladstone City Gate (longitude E 151DEG. 9' 11" latitude S 23DEG. 49' 62");

(b) the pipeline from Gladstone City Gate (longitude E 151DEG. 9' 11" latitude S 23DEG. 49' 62") to Queensland Alumina Limited's refinery at Gladstone (longitude E 151DEG. 17' 10" latitude S 23DEG. 51' 54.6"); and

(c) the Rockhampton branch pipeline from Larcom Creek (longitude E 51DEG. 00' 50.3" latitude S 23DEG. 53' 0.4") to Rockhampton City Gate (longitude E 150DEG. 30' 3.9" latitude S 23DEG. 19' 7").


- ----------------------------------------------------------------------------------------------------------------

                                           PIPELINE SPECIFICATIONS
- ----------------------------------------------------------------------------------------------------------------
                                                                                     Max.
                         Date                                         Nominal        Allowable
                         Commiss-       Length         Diameter       Wall           Operating      Coating
Pipeline                 ioned          (kms)          (mm)           Thickness      Pressure
                                                                      (mm)           (kPa)
- ----------------------------------------------------------------------------------------------------------------

Wallumbilla to           Dec.1989       514            323.9          5.6            10,200         High Density
Gladstone City                                                                                      Polyethylene
Gate
- ----------------------------------------------------------------------------------------------------------------

Gladstone City           June 1990      16             323.9          4.8            5,100          High Density
Gate to QAL                                                                                         Polyethylene
- ----------------------------------------------------------------------------------------------------------------

Larcom Creek to          May 1991       96             219.1          4.5            10,200         High Density
Parkhurst                                                                                           Polyethylene

COMMUNICATION SYSTEMS

The communications systems on the Pipeline are of two types, voice and data communication.

VOICE:

The radio system for voice communications consists of eleven transmission towers each with a VHF talk through repeater interconnected via a UHF link system.

Remote control consoles are located in the Gladstone Maintenance Base and the Brisbane Control Centre. The remote unit in Brisbane is connected to the radio system via a Telstra landline.

Radio telephone equipment installed at the Gladstone Maintenance Base and at the Wallumbilla meter station allow the radio system to be connected with the national telephone grid.

DATA:

The data communications network permits communication between the Brisbane Control Centre and the remote sites along the Pipeline.

The communication is via the QNet satellite system for the sites of Wallumbilla, Westgrove, Rolleston, Banana and Gladstone City Gate (QNet owned satellite dish located in Gladstone) and via Telstra landlines to Larcom Creek and Rockhampton City Gate.

The QAL communications are via a Telstra landline to Gladstone City Gate where they are combined with the satellite communications.

The QNet satellite system consists of a 3.7 metre diameter satellite dish and associated electronic equipment on site which relays the data from the PLC through the Optus B satellite to the master earth station in Brisbane. From the Brisbane master station the information is relayed via a Telstra landline to the Brisbane Control Centre.

SCADA SYSTEM

The Supervisory Control and Data Acquisition (SCADA) system comprises a Honeywell SN60 Data Manager master station at the Brisbane Control Centre which communicates with the sites of Wallumbilla, Westgrove, Rolleston, Banana, Gladstone City Gate, QAL, Larcom Creek and Rockhampton City Gate.

The SCADA system consists of the following:

1. Two DPS6 processors each with their own dedicated hard disk storage and magnetic tape backup facility.

2. Communications Director (Peripheral switch) which interfaces the DPS6 processors with the QNet and Telecom systems.

3.   Two operator stations mounted in a control console.

4.   Event and Report Printers.

5.   Colour Printer.

6.   Automatic Dialler.

7.   Auto-answer Modem.

8.   Satellite and Telecom Data Modems.

9.   Seven remote stations.

In addition to the master station at the Brisbane Control Centre, a remote monitoring station is located at the Gladstone Maintenance Base for operations and maintenance purposes.

Remote access terminals (RAT) are also provided to the Pipeline Controllers to permit them to remotely dial-up and gain access to the master station for out of hours monitoring and control.

METER AND REGULATOR STATIONS

INLET METER STATIONS:

The inlet meter stations at Wallumbilla, Westgrove and Rolleston consist of a filter separator, an orifice meter run, associated bypass pipework and valves and a station limit valve which can be remotely operated and which will also automatically close upon detection of either a high inlet pressure or temperature.

The instrumentation consists of Smart transmitters, a moisture analyser, gas sampler, gas chromatograph, flow computer, printers, programmable logic controllers (PLCs) and satellite communication facilities.

REGULATOR STATIONS:

There are four pressure regulating stations on the Pipeline.  These are:

1    CALLIOPE MAINLINE VALVE (MLV):

     A pressure control valve has been placed in parallel with the MLV and is used to reduce the pressure to 6,000 kPa prior to the gas entering the pressure reduction station at Larcom Creek and Gladstone City Gate. By dropping the pressure in two stages, there is a reduced need to heat the gas to prevent liquids being produced.

2    LARCOM CREEK:

     This is a pressure reduction and metering station which includes similar equipment to the inlet meter stations except that analytical equipment such as a gas chromatograph, gas sampler and moisture analyser are not fitted. Data from such equipment are received from the Gladstone City Gate station.

3    ROCKHAMPTON CITY GATE:

     This station consists of dual orifice metering runs, filter separators, dual redundant pressure reduction runs, the Smart range of transmitters, PLC, flow computers, printers and associated control equipment.

4    GLADSTONE CITY GATE:

     This station consists of dual orifice metering runs, filter separators, dual redundant pressure reduction runs, the Smart range of transmitters, PLC, flow computers, a gas chromatograph, moisture analyser, gas sampler, printers and associated control equipment.

OUTLET METER STATIONS:

There are six outlet meter stations connected to the Pipeline.

(i)       ICI AUSTRALIA OPERATIONS PTY LIMITED - GLADSTONE

          This station consists of a turbine meter, filter, flow computer, Smart transmitters and associated pipework and valves.

(ii)      QUEENSLAND ALUMINA LIMITED - GLADSTONE

          This station consists of dual orifice meter runs, filters, flow computers, printer, Smart transmitters and associated pipework and valves.

(iii) GAS CORPORATION OF QUEENSLAND LIMITED ("GAS CORPORATION") - BRESLIN STREET, GLADSTONE AND NORTH AND SOUTH ROCKHAMPTON

          These stations are owned by Gas Corporation. They are fitted with a filter, positive displacement meter, flow computer and associated pipework and valves.

          The Vendor is responsible for testing of the Gas Corporation meters.

(iv)      QUEENSLAND MAGNESIA (OPERATIONS) PTY LTD - PARKHURST

     This station consists of a turbine meter, filter, flow computer, printer, associated pipework and valves. It is located within the Rockhampton City Gate station compound.

ODORANT FACILITIES


There are two odorant facilities on the Pipeline, one is located at Gladstone City Gate and the other at Larcom Creek.

                                   SCHEDULE 2

                             PLAN OF BRISBANE OFFICE

                         SCHEDULE 3

                         VEHICLES


               REGISTRATION        VEHICLE TYPE


                           PART A

               976-BBS             Toyota Landcruiser

               QGD-870             Toyota Hilux Dual

               00-8367             Box Trailer

               00-8368             Box Trailer

               0U-9496             Box Trailer

               400-QBB             Box Trailer

               AC-7013             Box Trailer

                          PART B

               690-DBN             Toyota Hilux

               616-DBN             Toyota Hilux

               691-DBN             Toyota Hilux

               571-CDK             Toyota Hilux

               582-DBN             Toyota Hilux

               640-DCT             Ford Falcon

               098-DCK             Toyota Forerunner

               581-DBN             Toyota Hilux

               115-BWQ             Toyota Hilux

                                   SCHEDULE 4

                                ACCESS PRINCIPLES

                              PART 1 - PRELIMINARY

1.1  ACCESS PRINCIPLES FOR THE PGT QUEENSLAND GAS PIPELINE

     These Access Principles are the access principles for the Pipeline for the purposes of the Petroleum Act 1923.

1.2  COMPOSITION OF ACCESS PRINCIPLES

     These access principles (the "ACCESS PRINCIPLES") consist of this Part 1 and the following Parts:
     (a)  Part 2 - Indicative Access Conditions;
     (b)  Part 3 - Tariff Setting Principles;
     (c)  Part 4 - Indicative Tariff Schedule.

1.3  DEFINITIONS

     (1)  In these Access Principles, unless the contrary intention appears:
          "ACT" means the Petroleum Act 1923, as amended from time to time, or any act in replacement of that Act.

          "AS AVAILABLE RATE" means the amount per GJ per Day equal to 1.25 multiplied by the sum of (a) the Capacity Reservation Rate from time to time, and (b) the Distance Reservation Rate from time to time times the Distance Component.

          "AS AVAILABLE SERVICE" means the provision of access in relation to a gas transportation service in the Pipeline which is (a) subject to interruption when the facility owner determines that capacity is not available on the Pipeline due to the facility owner making an access agreement relating to Firm Forward Haul Service, and (b) subject to Curtailment.

          "BACKHAUL RATE" means, subject to Clause 4.10(2) - Part 4 Indicative Tariff Schedule, the amount of $0.40 per GJ.

          "BACKHAUL SERVICE" means the provision of access in relation to contractual deliveries of gas in the direction opposite to the physical flow of gas in the Pipeline, accomplished through a reduction in the physical flow of gas, which is subject to curtailment or interruption by the access provider when supplies of gas being delivered to the Pipeline at the Delivery Point nominated under the Backhaul service are inadequate to support that service.

          "CAPACITY RESERVATION RATE" means, subject to Clause 4.10(1) - Part 4 Indicative Tariff Schedule, the amount of $0.50 per GJ.

          "CURTAILMENT" means the right of the access provider to interrupt transportation service on the Pipeline for reasons of force majeure (that is, any event beyond the facility owner's control) or when it is necessary for the safety and maintenance of the Pipeline or when it is necessary to make modifications, repairs, or operating changes to the Pipeline.

          "DAY" means a period of 24 consecutive hours beginning at 8.00am Australian Eastern Standard Time.

          "DELIVERY POINT" means a point on the Pipeline at which gas is delivered or deemed to be delivered from the Pipeline to or for the account of a facility user under an access agreement.

          "DISTANCE COMPONENT" means the distance measured along the Pipeline in kilometres as determined by reference to the attached map of the Pipeline, between the Receipt Point at which gas is received into the Pipeline from or on account of the relevant facility user during the Day and the Delivery Point at which gas is delivered from the Pipeline to or for the account of the relevant facility user during the Day.

          "DISTANCE RESERVATION RATE" means, subject to Clause 4.4(2) - Part 4 Indicative Tariff Schedule, the amount of $0.000943 per GJ per kilometre.

          "ELECTRONIC BULLETIN BOARD" means software known as the Electronic Bulletin Board which provides information to facility users and proposed facility users.

          "EXPANSION DATE" means the date upon which the facility owner first commences transportation services under access agreements providing for firm contracted capacity for Firm Forward Haul Services of 25 PJ or more on an annualised basis.

          "FIRM FORWARD HAUL SERVICE" means the provision of access in relation to a gas transportation service in the Pipeline which is subject to Curtailment but not any other interruption by the facility owner.

          "FORCE MAJEURE" means any acts of God, strikes, lockouts, or other industrial disturbances, acts of public enemies, sabotage, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, floods, storms, cyclones, fires, washouts, extreme weather conditions, arrests and restraints of rulers and people, civil disturbances, explosions, breakage of or accident to machinery or lines of pipe, hydrate obstructions of lines of pipe, inability to obtain pipe, materials or equipment, legislative, administrative or judicial action which has been resisted in good faith by all reasonable legal means, and any acts, omissions or causes whether of the kind herein enumerated or otherwise where any such cause is not reasonably within the control of the party invoking Force Majeure and which by the exercise of due diligence such party could not have prevented the necessity for making repairs to, replacing, or reconditioning machinery, equipment, or pipelines not resulting from the fault or negligence of the party invoking Force Majeure.

          "GJ" means gigajoule of gas.

          "GROSS HEATING VALUE" means the energy produced by the complete combustion of One Cubic Metre of Gas with air, at a temperature of 15 degrees Celsius and at an absolute pressure of 101.325 kPa, with the Gas free of all water vapour, the products of combustion cooled to a temperature of 15 degrees Celsius and the water vapour formed by combustion condensed to the liquid state, expressed in MJ per Cubic Metre (MJ/m(3)).

          "IMBALANCE" exists in relation to an access agreement if there is a difference on any Day between the quantities of gas received by the access provider at Receipt Points for a facility user's account (excluding System Use Gas) and the quantities of gas delivered to or on account of the facility user at the Delivery Points.

          "INDICATIVE TARIFF SCHEDULE" means the indicative tariff schedule for the Pipeline referred to in Part 4 - Indicative Tariff Schedule.

          "KPAG" shall mean kilopascals gauge.

          "LINE PACK" means the quantity of gas in the Pipeline which is necessary for physical operation of the Pipeline, excluding System Use Gas.

          "MAXIMUM TARIFF" means the maximum tariffs and charges which may be levied by an access provider on a facility user for access to the Pipeline under an access agreement.

          "MDQ" means the fixed maximum quantity of gas (in GJ) which an access provider is obliged to deliver at all Delivery Points (exclusive of System Use Gas) for the account of a facility user on each Day under an access agreement between the access provider and the facility user, as specified in that access agreement. By agreement with the access provider, a facility user's MDQ may be increased, but not decreased, during the term of the access agreement subject to the availability of spare capacity.

          "MINISTER" means the Minister of the Crown who is for the time being the Minister for the purposes of the Act.

          "MJ" means megajoule of gas.

          "MONTH" means a period extending from the beginning of the first Day in a calendar month to the beginning of the first Day in the next calendar month.

          "NET NEGATIVE IMBALANCE" means an Imbalance when the quantities delivered on a Day are less than the quantities received on that Day.

          "NET POSITIVE IMBALANCE" means the cumulative Imbalance from the first day to the last day of a Month where quantities delivered exceed quantities received.

          "NEW SERVICE" has the meaning given in Clause 4.15 - Part 4 Indicative Tariff Schedule.

          "NOMINATION" means a schedule provided monthly by a facility user to its access provider, showing, for each Day of the applicable Month:

          (a) the quantities of gas (in GJ) intended to be presented at each Receipt Point by or on behalf of the facility user under an access agreement; and
          (b) the quantities of gas (in GJ) required to be delivered at each Delivery Point to or for the account of the facility user under an access agreement.

          "OVERRUN QUANTITY" means the quantity of gas (in GJ) delivered by an access provider to or for the account of a facility user at all Delivery Points during any Day under an access agreement that is greater than the MDQ under the access agreement for that Day.

          "OVERRUN RATE" for any Day shall equal the sum of (a) the facility user's Capacity Reservation Rate, and (b) the facility user's Distance Reservation Rate times the Distance Component, determined on a weighted average basis based on the quantities of gas shown on the nomination at each Delivery Point.

          "OVERRUN SERVICE" means a service comprising the delivery of an Overrun Quantity.

          "PIPELINE" means the pipeline licensed under Pipeline Licence No. 30 pursuant to the Act.

          "PJ" means petajoule of gas.

          "PROPOSED NEW SERVICE CONDITIONS" has the meaning given in Clause 4.15
          - Part 4 Indicative Tariff Schedule.

          "RATE CAP" means:
               (a)  prior to the Expansion Date, $0.795 per GJ of MDQ; and
               (b)  on and from the Expansion Date, $0.71 per GJ of MDQ.

          "RECEIPT POINT" means a point at which gas is received or deemed to be received into the Pipeline from or on account of a facility user under an access agreement.

          "SWAP" means an arrangement between two or more facility users under which the facility users agree to exchange quantities of gas purchased, resulting in an exchange of the facility user's quantities of gas at the Receipt Points of which the facility users give notice to the facility owner pursuant to their individual access agreements. The facility owner is not a party to the arrangement.

          "SYSTEM USE GAS" means the quantities of gas necessarily used in the operation of the Pipeline, including gas used as fuel for compressors or other equipment and quantities otherwise lost and unaccounted for in connection with the operation of the Pipeline but excludes Line Pack and gas lost through the negligence of the facility owner.

          "TARIFF SETTING PRINCIPLES" means the tariff setting principles referred to in Part 3 - Tariff Setting Principles.


          "TJ" means terajoule of gas.

(2)  Unless the contrary intention appears:

          (a) if the Act gives a meaning to a term in relation to a facility, the same term in these Access Principles has the same meaning in relation to the Pipeline; and
          (b) words used in these Access Principles that are also defined in the Act have the meaning so defined.

1.4  EFFECT OF INVALIDITY OF ANY PROVISION

     If any term, clause or provision of these Access Principles is invalid for any reason, such invalidity shall not affect the validity or operation of any other term, clause or provision of these Access Principles except to the extent necessary to give effect to such invalidity.

1.5  HEADINGS NOT PART OF ACCESS PRINCIPLES

     The headings to the Parts and Clauses of these Access Principles do not form part of these Access Principles.

                      PART 2 - INDICATIVE ACCESS CONDITIONS


2.1  CONDITIONS INCLUDE PART 1 - PRELIMINARY

     Part 1 (Preliminary) of these Access Principles forms part of the indicative access conditions set out in this Part.

2.2  ACCESS AGREEMENTS

     Each access agreement must:

     (a) be governed by and construed in accordance with the laws of the State of Queensland;
     (b)  be for the term agreed between the parties subject to Clause 4.2(6);
     (c) provide, subject to Clause 2.2(d) and Clause 2.8, that a facility user may assign all or part of the facility user's interest in the access agreement subject to compliance with the requirements in Clause 4.13; and
     (d) provide that the access provider cannot require the payment of any additional amount in connection with the assignment of all or part of the facility user's interest in the access agreement.

2.3  SYSTEM USE GAS

     An access agreement other than in relation to a Back Haul Service must provide that a facility user is required to supply, on a pro rata basis based on capacity reserved, System Use Gas of up to and including 1.5% of the facility user's MDQ at its cost unless the parties otherwise agree. The facility owner will be responsible for supplying System Use Gas in excess of 1.5% of the facility user's MDQ unless the parties otherwise agree.

2.4  GAS PRESSURES

     (1) An access agreement must provide that the access provider will deliver gas at any of the Delivery Points at a pressure not less than 1,700 kPag or at a pressure (not less than 1,700 kPag) which is the minimum pressure from time to time necessary to ensure that gas can be delivered at a Delivery Point as determined by the facility owner unless the parties otherwise agree.

     (2) An access agreement must provide that the facility user will deliver gas at a Receipt Point at pressures sufficient to allow the gas to enter the Pipeline as determined by the access provider, but the facility user shall not be required to deliver gas at a Receipt Point at pressures in excess of 10,200 kPag.

2.5  OWNERSHIP OF GAS

     An access agreement must provide that:

     (a) ownership of all gas supplied by or on account of a facility user, between each Delivery Point and each Receipt Point will remain the property of the facility user;
     (b) the access provider will be responsible for custody of the gas in the Pipeline; and
     (c) on the termination of the access agreement, the facility user is entitled to recover from the Pipeline gas, supplied by the facility user, and not delivered to a Delivery Point to or for the account of the facility user or is entitled to receive from the access provider an amount equal to the then existing market price of that gas.

2.6  METERING AND INSPECTION

     An access agreement must provide that the access provider must allow the facility user, or cause the facility user to be allowed at all reasonable times by giving reasonable prior notice to the facility owner, to:

     (a) inspect the measuring equipment and records at any Receipt Point or Delivery Point,
     (b) request the facility owner to conduct a calibration (to the extent to which the facility owner is capable) at the Receipt Point or Delivery Point of any measuring equipment the facility user reasonably believes to be inaccurate. The cost of such calibration will be borne by the facility user if the measuring equipment is found to be accurate within the billing correction limits set out in the facility owner's calibration manual for the Pipeline, or by the facility owner if found to be outside any of those billing correction limits.

     If after such calibration the measuring equipment is found to be in error in excess of the billing correction limit such that the total measurement error for the Receipt Point or Delivery Point exceeds 1% of the total quantity of gas measured unless otherwise agreed between the facility owner and the facility user, then the facility owner will adjust the total quantity of gas measured at the Receipt Point or Delivery Point and issue a correction to the facility user's invoice for a period equal to one half the time period since the last calibration.

2.7  SPARE OR DEVELOPABLE CAPACITY OF THE FACILITY OWNER

(1) This clause 2.7 applies to developable capacity or spare capacity of the facility owner that is or becomes available for a Firm Forward Haul Service, but not when capacity is reserved through the renewal, or extension of the term, of an existing access agreement.

(2) The facility owner shall post and maintain a notice requesting bids for the spare or developable capacity on the Electronic Bulletin Board of the facility owner, or in such other manner as reasonably determined by the facility owner from time to time, stating as a minimum:

         (a) the capacity and the minimum terms (which may include price) on which the capacity is available; and
         (b)   how bids for the whole or part of the capacity may be made; and
         (c) if appropriate, the time determined by the facility owner for making of the bids; and
         (d) a reasonable discount rate selected by the facility owner for calculation of the net present value of bids; and
         (e) particulars of bids as they are made (excluding the name of the bidder).

(1) The maximum tariffs and charges that may be bid must not exceed the Maximum Tariff.

(2) Sub-clause (2) does not prevent a facility owner negotiating with a proposed facility user before posting a notice in accordance with that subclause.

(3) A potential facility user may withdraw any previously submitted bid and resubmit any bid at any time before the bidding period expires. Resubmitted bids must be equal to or greater in value than the initial bids. Lower valued bids will be invalid.

(4) (a) If the capacity available is insufficient to meet the total capacity bid for, the facility owner will evaluate the bids and determine the total bid or bids having the greatest economic value as determined by reference to the net present value of the capacity reservation charges (as defined in clause 4.4 (1) (a) (i) ) payable over the term in the bid or bids.


     (C) The facility owner shall then notify these bidders in order of their economic value whose bids for capacity total the spare capacity, provided that if the economic value of separate bids is equal, then those bidders will be notified that the capacity requested is only available on a pro-rata basis. If any such bidder withdraws its bid, its portion of the capacity will be allotted to the remaining such bidders on a pro-rata basis.

(2) The facility owner must commence negotiations on a non-discriminatory basis with each of the bidders whose bids conform to the minimum terms stated in the notice under subclause (2) but, if subclause (6) applies, only those bidders who are notified under that subclause, for an access agreement in respect of such capacity at the same time.

(3) The facility owner and the bidders must negotiate in good faith for reaching a fair and reasonable access agreement on terms not inconsistent with these Access Principles.

(4) The proposed facility user must demonstrate creditworthiness in accordance with the requirements in Clause 4.13.

(5) Once an access agreement is signed by the facility owner, the facility owner shall promptly notify its existing facility users of the capacity and terms of the agreement.


2.8  CAPACITY RELEASE BY FACILITY USERS

(1) This Clause 2.8 applies to spare capacity of a facility user that is or becomes available for a Firm Forward Haul Service.

(2) A facility user must not make an access agreement with a proposed facility user in respect of the facility user's spare capacity (including any access agreement ordered to be made by an arbitrator under section 137 of the Act) unless sub-clauses (3) to (10) have been complied with.

(3)  The facility user must notify the facility owner of:

     (a) the capacity and the minimum terms ( which may include price) under which the facility user desires to assign or release capacity or make an access agreement;.
     (b) if appropriate, the time determined by the facility user for making of the bids.

(4) The facility owner shall post and maintain a notice requesting bids for the facility user's spare capacity on the Electronic Bulletin Board, or in such other manner as reasonably determined by the facility owner from time to time, stating (as a minimum):

     (a)  the details notified to it pursuant to sub-clause (3); and
     (b)  how bids for the whole or part of the capacity may be made; and
     (c) a reasonable discount rate selected by the facility user for calculation of the net present value of bids; and
     (d) particulars of bids as they are made (excluding the name of the bidder).

(5) The maximum tariffs and charges that may be bid must not exceed the Maximum Tariff.

(6) Sub-clause (2) does not prevent a facility user negotiating with a proposed facility user before notifying the facility owner in accordance with sub-clause (3).

(7) A potential facility user may withdraw any previously submitted bid and resubmit any bid at any time before the bidding period expires.
     Resubmitted bids must be equal to or greater in value than the initial bids. Lower valued bids will be invalid
 .
(8) (a) If the capacity available is insufficient to meet the total capacity bid for, the facility owner will evaluate the bids and determine the bid or bids having the greatest economic value as determined by reference to the net present value of the capacity reservation charges payable over the term in the bid or bids.
     (a) The facility owner shall then notify the facility user and these bidders in order of their economic value whose bids for capacity total spare capacity, provided that if the economic value of separate bids is equal, then those bidders will be notified that the capacity requested is only available on a pro-rata basis. If any such bidder withdraws its bid, its portion of capacity will be allotted to the remaining such bidders on a pro-rata basis.

(9) The facility user must commence negotiations on a non-discriminatory basis with each of the bidders whose bid conforms to the minimum terms stated in the notice under sub-clause (3) but, if sub-clause (8) applies, only those bidders who are notified under that sub-clause, for an access agreement in respect of such capacity at the same time.

(10) The facility user and the bidders must negotiate in good faith for reaching a fair and reasonable access agreement on terms not inconsistent with these Access Principles.

(11) A facility user remains liable for all its obligations under its access agreement even if it assigns its interests under the agreement, unless the facility user's access provider otherwise agrees.

2.9  SWAPS

     Swaps are permissible transactions under these Access Principles. The facility owner will not charge a fee to the applicable facility users for the Swaps transaction.

2.10 ACCESS DISPUTE

     Any access dispute shall be resolved according to the provisions of the Act.

2.11 LINE PACK

     The facility owner shall be responsible for acquiring and maintaining Line Pack for the safe and efficient operation of the Pipeline and the performance of contracted services. Line Pack shall at all times be the property of the facility owner.


                       PART 3 - TARIFF SETTING PRINCIPLES

3.1  PRINCIPLES INCLUDE PART 1 - PRELIMINARY

     Part 1 (Preliminary) of these Access Principles forms part of the tariff setting principles set out in this Part.

3.2  SCHEDULE TO INDICATE MAXIMUM TARIFF

     The Indicative Tariff Schedule for the Pipeline shall:

     (a) set out the Maximum Tariff or a methodology for determining the Maximum Tariff for access to the Pipeline;

     (b) subject to the requirements of the Indicative Tariff Schedule and the Maximum Tariff, provide that tariffs and charges under access agreements will be a matter for negotiation between the relevant parties to each access agreement.

3.3  SCHEDULE TO INCLUDE OTHER CONDITIONS

     The Indicative Tariff Schedule for the Pipeline shall set out terms and conditions that relate to the operation of the Pipeline or financial matters concerning the Pipeline appropriate to, or to assist in the determination of, tariffs and charges under the Indicative Tariff Schedule.

                       PART 4 - INDICATIVE TARIFF SCHEDULE


4.1  SCHEDULE INCLUDES PART 1 - PRELIMINARY

     Part 1 (Preliminary) of these Access Principles forms part of the Indicative Tariff Schedule set out in this Part.

4.2  MAXIMUM TARIFFS AND CHARGES

     (1) The Maximum Tariff provided for in this Indicative Tariff Schedule encompasses all the tariffs and charges which may be levied by an access provider on a facility user for access to the Pipeline.
     (2) The Maximum Tariff provided for in this Indicative Tariff Schedule is for and extends to all types of access to the Pipeline including, without limitation, for the following services:

          (a)  receipt of gas at the Receipt Points;
          (b) transportation of gas to the Delivery Points, including use of compression facilities installed on the Pipeline,
          (c)  delivery of gas at the Delivery Points,
          (d) measurement of gas quantity and quality for the purposes of metering, billing and the operational and safety requirements of the Pipeline;
          (e) measurement and control of gas pressures for the purposes of metering, billing and the operational and safety requirements of the Pipeline;
          (f) establishment and management of transportation accounts, preparation of invoices and collection of revenue for tariff purposes;
          (g)  operation and maintenance of the Pipeline;
          (h) provision of all business and customer support services required for the provision of the services listed above or required by this Indicative Tariff Schedule.

     (3) Subject to sub-clause (1) and the other provisions of these Access Principles and to the limits of the Maximum Tariff, tariffs and charges under access agreements are a matter for negotiation between the relevant parties to each access agreement.

     (4) Subject to sub-clause (5) an access provider is not obliged to enter into any access agreement with provision for tariffs and charges that are less than the Maximum Tariff.

     (5) If an access provider agrees to charge a facility user less than the Maximum Tariff for access under an access agreement then that access provider must, on and from the effective date of such reduced tariffs and charges, charge such reduced tariffs and charges under all other access agreements which provide for similar access and must post a notice on the Electronic Bulletin Board of the facility owner (or provide notice in such other manner as reasonably determined by the facility owner) describing the similar access including the reduced
          tariffs and charges.   For purposes of this sub-clause (5), "similar
          access" means that, in all material respects, the terms and conditions for access under the relevant access agreements (including, without limitation, term (if a new access agreement), termination date (if an amended access agreement), payment provisions, and currency risk allocation) are equivalent, provided that material differences in quantity or distance of haul are not to be taken into account.

          If any existing facility user proposes within a period of 1 year of the posting of the above notice or longer period determined by the facility owner to change its existing access agreement with the facility owner so that it provides for similar access, then the facility owner will agree to those changes. As an alternative, the facility user may request the facility owner to enter into a new access agreement providing for similar access and, if such request is made, the facility owner will enter into that new access agreement with the facility user and the existing access agreement of the facility user will be cancelled.

          Subject to capacity being available and a proposed facility user being creditworthy, if a proposed facility user proposes to the facility owner that it will enter into an access agreement which provides for similar access with the facility owner within a period of 1 year of the posting of the above notice or longer period determined by the facility owner, the facility owner will enter into such an access agreement with the proposed facility user.

     (6) An access agreement with the facility owner which relates to Firm Forward Haul Service will be for a term of 10 years or more, as agreed by the parties. This provision will not apply to renewals or extensions of an access agreement in conformance with that access agreement or the provisions of the Petroleum Act 1923.


4.3  APPLICATION

          Notwithstanding anything to the contrary contained in this Part 4, Clauses 4.3 to 4.14 inclusive of this Part apply only to Firm Forward Haul Services, Backhaul Services and As Available Services.


4.4  TARIFFS AND CHARGES

     (1) Subject to adjustment in accordance with the following clauses of this Part, the Maximum Tariff for each access agreement for the Pipeline consists of:

          (a) where the access agreement relates to Firm Forward Haul Service, for each Day:

               (i) a capacity reservation charge equal to the Capacity Reservation Rate multiplied by the relevant facility user's MDQ; and
               (ii) a distance reservation charge equal to the Distance
                    Reservation Rate multiplied by the Distance Component multiplied by the relevant facility user's MDQ;

          (b) where the access agreement relates to Backhaul Service, for each Day, a back haul reservation charge equal to the Backhaul Rate multiplied by the relevant facility user's MDQ;
          (c) where the access agreement relates to As Available Service, for each Day, a charge equal to the As Available Rate multiplied by the quantity of gas (in GJ) delivered at a Delivery Point for the account of the facility user on the relevant day.
          (d)  overrun charges and Imbalance charges in accordance with Clauses
               4.8 and 4.9;
          (e) a charge for new taxes, duties or charges imposed by any government or other regulatory authority in accordance with Clause 4.12;
          (f) costs of construction, operation and maintenance of capital improvements in accordance with Clause 4.14(6).

     (2) On and from the Expansion Date, the Distance Reservation Rate shall be $0.000660 per GJ per kilometre.

     (3) If the average capacity reservation charge and distance reservation charge as determined under Clause 4.4(1)(a) actually charged to a facility user per GJ of MDQ per Day by the access provider in any year commencing on 1 July exceeds the applicable Rate Cap, then the access provider will rebate such excess to that facility user. At the option of the access provider, the rebate will be provided to the facility user either through a cash refund within 30 days after the end of that year or through a credit of 1/12th of that excess each month for the monthly invoices issued under the access agreement for the 12 months after the end of that year.

     (4) The overrun and Imbalance charges referred to in this Indicative Tariff Schedule may only be included in an access agreement subject to the access provider providing the facility user with:

          (a)  sufficient and timely information; and
          (b) adequate time to install control measures at the facility user's option;
          which will allow the facility user to take practical measures to avoid incurring such charges.

4.5  RECEIPT AND DELIVERY POINTS

     Subject to the availability of capacity, each facility user may vary receipts and deliveries between different Receipt Points and Delivery Points at three month intervals upon 30 days notice, provided that the facility owner may agree to allow more frequent intervals and may allow a shorter notice period.

4.6  NOMINATIONS

     (1) Each access agreement shall include a requirement that each facility user shall provide a Nomination prior to the commencement of the Month for which the Nomination is to apply, provided that the access provider shall have the discretion to accept changes in the Nomination at such other times as operating conditions permit and without detrimental impact to other facility users.

     (2) However, an access agreement must not require a facility user to provide a Nomination earlier than 10 Days prior to the commencement of the Month for which it is to apply.

4.7  GENERALLY RECEIPTS AND DELIVERIES TO BE WITHIN MDQ

     Subject to Clause 4.9, an access provider shall not be obliged, on any Day:

     (a) to receive at all Receipt Points a quantity of gas, excluding System Use Gas; or
     (b) to deliver at all Delivery Points a quantity of gas; greater than the MDQ for that Day.

                                      -62-
4.8  OVERRUN CHARGES

     (1) For an Overrun Service in excess of the facility user's MDQ by more than 5%, the facility user shall pay an overrun charge equal to the Overrun Rate multiplied by the quantity of gas (in GJ) by which the facility user's Overrun Quantity exceeds 5% of the MDQ

     (2) For an Overrun Service which occurs in circumstances when the access provider has declared by notice that physical or operational circumstances exist on the Pipeline which require that the facility users of the Pipeline limit their access to their respective MDQs, then the facility user shall pay an overrun charge equal to:

          (a) in the case of Firm Forward Haul Service, the facility user's Overrun Quantity multiplied by an amount equal to the Overrun Rate plus $1.00 per GJ;
          (b) in the case of As Available Service, the facility user's Overrun Quantity multiplied by an amount equal to the As Available Rate plus $1.00 per GJ; or
          (c) in the case of Backhaul Service, the facility user's Overrun Quantity multiplied by an amount equal to the Backhaul Rate plus $1.00 per GJ.

4.9  IMBALANCE CHARGE

     (1) Each facility user will be responsible to control and, if necessary, adjust the receipts and deliveries of gas to maintain a balance between the facility user's receipts (net of System Use Gas) and deliveries.

     (2) If a Net Positive Imbalance exists at the end of a Month, then the facility user will correct a continuing Imbalance during the subsequent Month by making adjustments in receipts and/or deliveries. If a Net Negative Imbalance exists at any time, the facility user shall correct that Imbalance within 3 days after receiving notification of the existence of that Imbalance from the facility owner.

     (3)  If a facility user fails to take corrective action under sub-clause
          (2), the access provider may adjust the facility user's receipts and deliveries over that subsequent Month to correct that continuing Imbalance.

     (4) If a Net Positive Imbalance still remains at the end of the subsequent Month, from the beginning of the next Month until the Imbalance is eliminated, the access provider may charge the facility user an Imbalance Charge equal to the Net Positive Imbalance multiplied by the imputed cost of the Net Positive Imbalance multiplied by a daily rate equal to (a) the Indicator Lending Rate for business loans published by Westpac Banking Corporation (expressed as a percentage per annum) which is effective as at the first Day of the applicable Month, divided by (b) 365. If such Indicator Lending Rate is not available, the facility owner may select another equivalent rate. The imputed cost of an Imbalance shall be determined and published from time to time by the facility owner and is the cost to the facility owner of the Line Pack per GJ. For the first year commencing on 1 July 1996, the cost of the Line Pack shall be $2.81 per GJ.

     (5) The access provider will not be entitled to act under sub-clause (4) in respect of any Imbalance that has been corrected during a Month notwithstanding that a further Imbalance has subsequently arisen by the end of that Month.

4.10 TARIFF ESCALATION

     (1) The Capacity Reservation Rate, as increased by the earlier application of this clause, may be increased by the facility owner by no more than $0.04 on the first day of July in the years 2001, 2006, 2011, 2016, 2021, 2026, and 2031.

     (2) The Backhaul Rate, as increased by the earlier application of this clause, may be increased by the facility owner by no more than $0.03 on the first day of July in the years 2001, 2006, 2011, 2016, 2021, 2026, and 2031.

4.11 FORCE MAJEURE

     (12) If as a result of Force Majeure:
          (i) the capacity of the Pipeline is constrained so that the facility owner is unable to comply with the requirements of its access agreements with all or any number of facility users;
          (ii) the facility owner determines to allocate the available capacity in accordance with those access agreements; and
          (iii) the capacity allocated to a facility user is less than its contracted transportation quantities;
          the facility owner's failure to transport such contracted quantities shall be deemed to be caused by Force Majeure.

     (2) A Force Majeure event affecting the performance of either party to an access agreement shall not constitute a breach of the obligations of such party, but such party shall use reasonable diligence to put itself in a position to carry out its obligations, provided that no such Force Majeure event shall continue to relieve such party from its obligation after the expiration of a reasonable period of time within which by the use of due diligence such party could have remedied the situation preventing its performance, nor shall any such cause relieve either party from any obligation unless such party shall give notice in writing to the other party with reasonable promptness, and like notice shall be given upon termination of such cause.


     (3) The failure of the facility owner to perform due to Force Majeure shall not relieve a facility user from its obligation to make payments due, including the payment of all charges due under Clause 4.4, for the duration of such cause. Subject to sub-clause (4), where any such cause relates to the physical operation of the Pipeline the agreed term of any executed access agreement for Firm Forward Haul Service shall be extended by a time period equal to the duration of such cause and during that extended time period the facility user will be relieved from its obligation to pay charges due under Clause 4.4 for quantities of gas transported during that time period up to the facility user's MDQ.

     (4) Where any such cause relates to the physical operation of the Pipeline which prevents a facility user under an access agreement for Firm Forward Haul Service from transporting a quantity of gas each day equal to its MDQ, then the facility user may, up to a maximum period of thirty days after such cause has ceased, nominate and transport through the Pipeline an additional quantity of gas equal to the difference between (a) the quantity of gas transported by the facility user during the period that such cause continued and (b) its MDQ during that period. Such additional quantities may be transported at a daily quantity not to exceed 15% of the facility user's MDQ, subject to Curtailment and the availability of Pipeline capacity. To the extent that this right is exercised, then the extended term of the executed access agreement otherwise applicable under sub-clause (3) will be adjusted accordingly. The facility user will have no obligation to pay charges due under Clause 4.4(1)(a) for such additional quantities of gas transported, but will be obligated to reimburse the facility owner for any incremental costs incurred by the facility owner in providing the additional transportation quantities.

     (5) Where the facility user under an access agreement for Firm Forward Haul Service is prevented from transporting gas up to its MDQ due to events beyond its control involving full or partial shutdown of the facility user plant or non supply of gas from gas fields providing gas to the facility user, then the facility user will have a right to nominate and transport the quantities of gas that were not transported due to such events within a period of thirty days after those events cease. The facility user will have no obligation to pay charges due under Section 4.4(1)(a) for such quantities but will be obligated to reimburse the facility owner for any incremental costs incurred by the facility owner in providing the transportation of that quantity. Such quantities may be transported at a daily rate not to exceed 15% of the facility user's MDQ, subject to Curtailment and the availability of Pipeline capacity.


4.12 GOVERNMENT TAXES, DUTIES AND CHARGES

     If, after 1 July 1996, a government or other regulatory authority imposes or applies a new tax, duty or charge made or imposed directly in respect of quantities transported by the access provider, then the access provider is entitled to recover from its facility users, on a pro rata basis based on capacity reserved, the amount of that new tax, duty or charge which it is liable to pay under an access agreement so long as that tax, duty or charge is effective.

4.13 CREDITWORTHINESS

     The facility owner shall not be required enter into an access agreement with a proposed facility user, or perform services under that agreement, and a facility user shall not assign all or part of its interest in its access agreement to a proposed facility user, who is or has become insolvent or who, after the facility owner's request, fails within a reasonable period to establish or confirm creditworthiness provided that creditworthiness does not need to be established by a proposed facility user who takes an assignment of an interest in an access agreement from a facility user where the facility user continues to be liable to the facility owner for all obligations under the access agreement.

     All proposed facility users (other than one which does not need to establish creditworthiness) and facility users shall provide, initially and on a continuing basis, financial statements, evidence of debt and/or credit ratings, and other such information as is reasonably requested by the facility owner to establish or confirm the proposed facility user's or the facility user's qualification for service. All information provided for credit evaluation purposes shall be used by the facility owner solely for this purpose and shall be held in confidence. The facility owner shall apply consistent evaluation practices to determine creditworthiness.
     Credit limits will be established based on the level of requested service and proposed facility user or facility user creditworthiness as established by the following:

          (a) The proposed facility user or facility user may demonstrate creditworthiness by providing two years of audited financial statements demonstrating adequate financial strength to justify the amount of credit to be extended.

          (b) The proposed facility user or facility user may demonstrate creditworthiness by providing evidence of a senior ebt rating of BB+ or better, or a short-term debt rating of A-3 or better, from an acceptable rating agency.

          (c) If the proposed facility user or facility user does not establish or maintain creditworthiness as described above, the proposed facility user or facility user has the option of establishing creditworthiness by providing one of the following alternatives:

               (i) A guarantee of the proposed facility user's or the facility user's financial performance in a form satisfactory to the facility owner and for the term of the access agreement from a corporate entity that meets one of the above creditworthiness standards;
               (ii) a satisfactory irrevocable letter of credit in an amount adequate to cover one year of charges under the proposed facility user's proposed access agreement or the facility user's access agreement. The letter of credit must be issued by a financial institution with a rating of A- or better from an acceptable rating agency; or
              (iii) other arrangements satisfactory to the facility owner.

4.14 GENERAL

     (1) The facility owner and each access provider will carry out their respective obligations under the Act and these Access Principles (including the operation of the Electronic Bulletin Board) and operate the Pipeline and transport petroleum in a workman like and commercially reasonable manner in accordance with reasonable operating and management practices.
     (2) An access provider's obligation to transport gas shall consist of the receipt of gas at the Receipt Points for a facility user's account and the delivery of a thermally equivalent quantity of gas at the Delivery Points (less any System Use Gas).
     (3) An access provider will be responsible for any gas lost from the Pipeline due to its negligence or wilful default.
     (4) An access provider shall have the right to co-mingle the gas received from its facility user with gas transported for other facility users and to deliver different molecules.
     (5) An access provider may include in an access agreement a provision that the gas delivered by a facility user to the access provider at the Receipt Point(s) and the gas delivered by an access provider to the facility user at the Delivery Point shall comply with the specifications set out in sub-clause (5) as may be varied from time to time by:

          (i)       agreement between the Minister and the facility owner; or
          (ii)      a determination by the Minister; or
          (iii)     agreement between the facility owner and the facility user.

          However, an access provider shall not include any additional limitations on the quality specification of gas to be received at a Receipt Point unless the Minister otherwise approves.

     (6)  The specifications referred to in sub-clause (4) are that the gas:

          (a) shall contain not more than 15 milligrams of mercaptan per standard cubic metre of gas;
          (b) shall be commercially free from sand, dust, gums, gum forming constituents, crude oil, impurities, and other objectionable substances which may be injurious to pipelines, regulators, meters, or other appliances, or which may interfere with its transmission through pipelines or the commercial utilisation of the gas by the facility user;
          (c) shall not have a hydrocarbon dew point in excess of 10 degrees Celsius at pressures between 1,000 kPag and 10,000 kPag;
          (d) shall not contain more than 7 milligrams of hydrogen sulphide per standard cubic metre;
          (e) shall not contain more than 50 milligrams of total sulphur per standard cubic metre;

          (f)  shall not contain more than 3% by volume of carbon dioxide;
          (g) shall not contain more than 65 milligrams of water vapour per standard cubic metre;
          (h) shall have a temperature between 10 and 50 degrees Celsius at the point of measurement;
          (i) shall be as free of oxygen as it can be kept and shall not in any event contain more than two-tenths of 1% by volume of oxygen;
          (j) shall not contain more than 6% by volume of inert gases (including carbon dioxide)provided that if the gas contains more than 4.0% by volume of inerts, then the gas shall have a Gross Heating Value of not less than 37.9 MJ per standard cubic metre of gas and not more than 42.3 MJ per standard cubic metre of gas; and if the gas contains less than or equal to 4.0% by volume of inerts then the gas shall have a Gross Heating Value of not less than 35 MJ per standard cubic metre of gas and not more than 43 MJ per standard cubic metre of gas;
          (k)  shall have a Wobbe Index not less than 47 and not more than 52.

     (7) An access provider is entitled to recover from an applicable facility user or a group of applicable facility users (in the proportion agreed) the costs of:

          (a) constructing capital improvements for additional Receipt Points or Delivery Points or constructing capital improvements to increase or decrease capacity at existing Receipt Points or Delivery Points, as specifically required to deliver gas to or receive gas from that facility user or group of facility users; and
          (b) operating and maintaining the capital improvements referred to in paragraph (a).

4.15 NEW TRANSPORTATION SERVICES
     (1) A proposed facility user and the facility owner may negotiate an access agreement for an alternative form of gas transportation service to a Firm Forward Haul Service, Backhaul Service or an As Available Service ("NEW SERVICE"), but a New Service may only be provided if the New Service conditions have been approved or decided by the Minister. If a request for approval of the New Service conditions is submitted to the Minister, the facility owner must, within a reasonable period of time after being requested by the Minister, give the Minister details of:
          (a) the New Service which the facility owner desires to provide or which the proposed facility user has requested; and
          (b) the Maximum Tariff for the New Service which may be charged by the facility owner and other conditions for the New Service ("PROPOSED NEW SERVICE CONDITIONS").

     (2) The Minister may approve, reject or suggest modifications to the Proposed New Service Conditions or decide on other New Service conditions, subject to sub-clauses (3) and (6). In making that decision, the Minister must consider the relevant matters set out in section 112(2) of the Act.
     (3) If the Minister proposes to reject the Proposed New Service Conditions or to suggest modifications to them or to decide on other New Service conditions , the Minister shall give the facility owner an explanation of the Minister's proposed action and provide the facility owner and other interested parties a reasonable opportunity to comment. Within a reasonable amount of time, the Minister shall notify the facility owner and other interested parties of the Minister's proposed decision regarding the Proposed New Service Conditions or other New Service conditions. If the proposed decision is not acceptable to the facility owner, the facility owner shall so notify the Minister within 30 days after receipt of the Minister's proposed decision. Within 30 days thereafter the Minister must establish or cause to be established a Petroleum Advisory Board under Section 8 of the Act.
     (4) The Petroleum Advisory Board established by the Minister shall be made up of 3 individuals who are appointed by the Minister in consultation with the facility owner and any proposed facility user who has requested the New Service. The costs of the Petroleum Advisory Board shall be borne by the facility owner and such proposed facility user (if any) in equal shares. The Petroleum Advisory Board shall advise the Minister as to whether it considers that there is a genuine demand for the New Service and whether the proposed decision by the Minister is fair and reasonable having regard to the relevant matters in
          Section 112(2) of the Act.
     (5) The Petroleum Advisory Board shall convey the results of its considerations to the Minister, the facility owner and any proposed facility user who has requested the New Service.
     (6) Before making his final decision on New Service conditions, the Minister must consider the advice of the Petroleum Advisory Board given under sub-clause (5) but shall not in any case be bound to follow that advice.
     (7) The Minister must notify the New Service conditions approved or decided by the Minister under this clause by Gazette notice.
     (8) On notification in the Gazette, the New Service conditions approved or decided by the Minister will be deemed to be included in and to form part of this Indicative Tariff Schedule.

4.16 PUBLICATION OF COMPILED SCHEDULE

          The Minister may at any time and from time to time publish the Access Principles, as amended pursuant to the terms thereof, by Gazette notice.

                                   SCHEDULE 5

                                     LICENCE


                                   QUEENSLAND
                               PETROLEUM ACT 1923
                                                  VOLUME
                                                  FOLIO



RECITALS

A. Pursuant to the provisions of the Petroleum Act 1923, PGT Australia Pty. Limited ACN 072 948 451 (hereinafter called "THE LICENSEE"), has made application to me for a Licence for the construction and operation of the Pipeline.

B. I have consented to grant a Licence to the Licensee for the purpose of the construction of the Pipeline and the conveyance thereby of gaseous petroleum and associated liquid petroleum as defined in the Act under and subject to the terms and conditions of this Licence and to the provisions of the Act.

GRANT OF LICENCE

In consideration of the yearly licence fee and the terms conditions and agreements contained in this Licence to be paid observed and performed by the Licensee I hereby grant to the Licensee full license and authority on and from the date of this Licence under and subject to the provisions of the Act and on the terms and conditions of this Licence to construct and operate at the sole cost of the Licensee the Pipeline for the conveyance thereby of gaseous petroleum and associated liquid petroleum as defined in the Act.

CONDITIONS OF LICENCE

1.   DEFINITIONS AND INTERPRETATION

1.1 In this Licence unless the context otherwise indicates or requires, the terms used shall have the meanings respectively assigned to them by
     Section 2 of the Act and the following terms shall have and include the meanings set against them respectively:-

     "ACCESS AGREEMENT" has the meaning given to that term in the Act.

     "ACCESS PRINCIPLES" has the meaning given to that term in the Act.

     "ACT" means the Petroleum Act 1923 and any Act amending or in substitution for this Act and all Proclamations and Regulations issued or made thereunder.

     "BUYER" means a person who contracts under a Gas Transportation Agreement for the right to gas transportation services using the Pipeline.

     "CORPORATION SOLE" has the meaning given to that term in the Act.

     "CUBIC METRE" - with respect to oil, gas or water produced with the oil and gas, the amount of oil, gas or water in one cubic metre of space at an absolute pressure of 101.325 kilopascals and at a temperature of 15 degrees Celsius.

     "DEPARTMENT" means the Department of Mines and Energy or such other Department of the Government of the State of Queensland responsible for the administration of the Act from time to time.

     "EIS" means the following documents:

     (a) Denison Trough Gas Project Environmental Assessment Study Volumes 1 and 2;

     (b)  State Gas Pipeline Project Environmental Assessment Study Addendum;
          and

     (c)  State Gas Pipeline - Rockhampton Branch Line Impact Assessment Study.

     "EMERGENCY RESPONSE MANUAL" or "MANUAL" means the manual referred to in clause 4.6.

     "GAS TRANSPORTATION AGREEMENT" means an agreement for the supply of gas transportation services using the Pipeline to which the Licensee is or becomes a party.

     "MAOP" means maximum allowable operating pressure as determined in accordance with Australian Standard 2885 "SAA Pipelines - Gas and Liquid Petroleum" current at the date of this Licence.

     "MINISTER" means the minister of the Government of the State of Queensland from time to time vested with responsibility for the administration of the Act and includes where the context permits or allows a nominee or nominees of the Minister and a person or persons authorised by the Minister for a particular purpose.

     "NOMINAL CAPACITY" has the meaning given to that term in the Act.

     "OPERATOR" means the operator of the Pipeline.

     "PIPELINE" means:-

     (a)  the existing pipeline comprised of:

          (i) the pipeline from Wallumbilla (longitude E 149DEG. 11' 06" latitude S 26DEG. 41' 41") to Gladstone City Gate (longitude E 151DEG. 9' 11" latitude S 23DEG. 49' 62");

          (ii) the pipeline from Gladstone City Gate (longitude E 151DEG. 9' 11" latitude S 23DEG. 49' 62") to Queensland Alumina Limited's refinery at Gladstone (longitude E 151DEG. 17' 10" latitude S 23DEG. 51' 54.6"); and

          (iii) the Rockhampton branch pipeline from Larcom Creek (longitude E 51DEG. 00' 50.3" latitude S 23DEG. 53' 0.4") to
                    Rockhampton City Gate (longitude E 150DEG. 30' 3.9" latitude S 23DEG. 19' 7"),

          together with all ancillary equipment and works connected therewith but excluding all gas treatment and compression facilities at inlets and outlets to the pipeline; and

     (b) any variations to such pipeline pursuant to Clause 4.7 or which are required or permitted by the Act.

     "PIPELINE CROSSING" means a crossing made by the Pipeline on, over or under any railway, tramway or road and in, on, over, through or across any waterway (including any foreshore or land referred to in subsection 11 of Section 78 of the Act).

     "PIPELINE LOCATION BOOK" means:-

     (a)  the Wallumbilla to Gladstone Pipeline Location Books 1 and 2; and

     (b)  the Gladstone to Rockhampton Pipeline Location Book.

     "REVIEW EVENT" means:

     (a)  the day being twenty 20 years from the date of this Licence; and

     (b)  such other events as the Licensee and the Minister may agree.

     "SPECIFIED CONFIGURATION" means the configuration for the Pipeline specified in Schedule 1.

     "STATE MINING ENGINEER" means the officer(s) of the Department from time to time holding the position or exercising the duties and responsibilities of the State Mining Engineer.
1.2 Any changes, revisions, amendments or alterations made to any code or standard referred to in this Licence which:

     (a)  relate to operational matters shall apply to the Pipeline; or

     (b) relate to non-operational matters shall apply only to additions or alterations made to the Pipeline,

     after the date of such change, revision, amendment or alteration.

1.3  A reference to the Licensee includes its successors and permitted assigns.


2.   LEGISLATION

     This Licence shall be subject to the provisions of all applicable legislation.

3.   USE OF PIPELINE

     The Pipeline shall be used by the Licensee for the conveyance thereby of gaseous petroleum as defined in the Act and associated liquid petroleum and for no other purpose whatsoever unless the Minister, with the approval of the Governor in Council, shall otherwise approve.

4.   OPERATION

4.1 The Licensee shall from the date of this Licence and until this Licence is terminated:

     (a) operate and maintain the Pipeline or cause the Pipeline to be operated and maintained in accordance with Australian Standard 2885, all applicable legislation and regulations and otherwise in accordance with industry best practices; and

     (b) not without the prior written permission of the Minister discontinue the operation of the Pipeline except to effect repairs or for maintenance or other reason consistent with accepted practice in the operation of pipelines.

4.2 The Licensee shall not allow a third party to be the Operator without the prior written consent of the Minister.

4.3 The obligations of the Licensee under this Licence shall not be affected if a third party is permitted to be the Operator.

4.4 The measurement, monitoring and recording of the throughput of the Pipeline shall be conducted to standards and accuracy conforming with normal industry practice.

4.5 A control system for the operation and maintenance of the Pipeline, including facilities for the remote control of mainline valves sufficient for the isolation of Pipeline sections in the event of an emergency, shall be installed and operative at all times.

4.6 The Pipeline shall be operated in accordance with an Emergency Response Manual. The Manual shall be developed by the Licensee within 6 months from the date of this Licence and shall be amended as the need arises.

     The Manual shall be consistent with accepted industry practices and reasonably acceptable to the Minister and shall set out the procedures to be followed and actions to be taken, and shall identify the persons to be responsible for following these procedures and taking these actions in the event of an emergency arising during the Pipeline operations by reason of -

     -    the escape or ignition of petroleum;
     -    serious injury to a person;
     - a vehicle or aircraft failing to arrive at its destination when it is expected to arrive, unless a report has been made as to the reason for the non-arrival;
     -    a vehicle or aircraft sending a distress signal;
     -    a person lost; or
     -    any other emergency associated with the operations.

4.7 The Licensee shall, subject to the requirements of Buyers, progressively increase the capacity of the Pipeline up to the Nominal Capacity.

4.8 No variations to the Pipeline pursuant to clause 4.7 or which are required or permitted under the Act shall be brought into operation by the Licensee before it has been satisfactorily inspected and tested in accordance with Australian Standard 2885. The Licensee shall submit to the State Mining Engineer a detailed testing programme prior to the commencement of any tests. A full report on the results of such tests shall be submitted to the State Mining Engineer not more than twenty one (21) days after the completion of such tests.

4.9 The MAOP for the Pipeline shall be at all times a minimum of 10.2 MPa with the maximum operating temperature not exceeding the Pipeline material or coating specifications.

5.   INSPECTION

5.1 The Licensee shall permit an inspector appointed by the Minister to inspect the Pipeline or any section thereof at all reasonable times in order to ensure that the provisions, terms and conditions of this Licence are being complied with by the Licensee its agents and servants, and shall render such assistance and provide such information to an inspector as he may reasonably require with respect to any matter or thing concerning the operation of the Pipeline.

5.2 The Minister shall not be liable for any loss, damage or personal injury caused by any inspector appointed by the Minister or any environmental officer of the Department during any inspection pursuant to clauses 5.1 or 8.2.

6.   CORROSION

6.1 The Pipeline shall be effectively protected against internal and external corrosion. Details of the corrosion prevention and monitoring systems used and installed shall be submitted to the State Mining Engineer upon request.

6.2 The Licensee shall follow procedures that will allow accurate assessment of any corrosion taking place within the Pipeline and shall keep records of all readings and results which shall be made available in a readily readable form for inspection when required.


6.3 Internal inspection of the Pipeline by a device which is able to accurately indicate anomalies in pipe wall thickness throughout the full length of the Pipeline or other method of inspection as approved by the State Mining Engineer shall be carried out within five years of the date of this Licence and thereafter at intervals not exceeding five years. If operational measurements indicate concern about the level of corrosion protection an inspection shall be carried out as soon as reasonably practicable thereafter but in any case within two years thereafter or as directed by the State Mining Engineer.

6.4 Should corrosion be detected the Licensee shall take adequate measures to prevent further corrosion and shall ensure that the MAOP is maintained.

7.   PIPELINE ROUTE

7.1 The following documents have been accepted by the State Mining Engineer and registered in the proper office of the Department:

     (a) (i) A key plan approved by the Chief Surveyor of the Department and drawn to a scale of not less than 1:250 000 showing the actual route of the Pipeline as laid.

          (ii) A series of plans included in the Pipeline Location Book giving a description of the lands, easements, licences and rights of way and permits acquired or to be acquired for the purposes of the Pipeline and of all Pipeline Crossings included in such actual route. Each plan has been indexed and referenced to the key plan and shows the location of the Pipeline with respect to property boundaries.

          This Licence is restricted to the lands, easements, licences, rights of way, permits and Pipeline Crossings hereinbefore in this clause referred to; and

     (b) A plan and longitudinal section to an appropriate scale, showing the location of the Pipeline in relation to roads, railways, rivers and streams, fences, property boundaries, underground pipes and cables, electricity transmission lines and other structures adjacent to the Pipeline and showing the exact location of compressor stations, storage tanks, treatment facilities, metering arrangements, communication towers, valves and scraper traps along the Pipeline.

7.2 The Licensee shall as soon as reasonably practicable after the date of this Licence and at its own expense acquire all lands, easements, licences, rights of way and permits referred to in Clause 7.1(a)(ii) which have not been acquired at the date of this Licence and do all other things as may be required of the Licensee in respect of the land to which this Licence extends whether under the Act or otherwise.


8.   ENVIRONMENT

8.1 The Licensee shall take all reasonable care to protect flora and fauna and shall comply with any specific requirements as directed by the State Mining Engineer from time to time. Top soil, where removed or disturbed, is to be replaced and precautions are to be taken to prevent erosion of the soil surface and the spreading of seeds of noxious weeds.

8.2 The Pipeline route or any section thereof may be inspected from time to time by an environmental officer of the Department.

8.3  The Licensee shall comply with:

     (a)  the APEA Code of Environmental Practice - Onshore;  and

     (b) the commitments to environmental management outlined in the EIS to the extent that they relate to the Pipeline, its operation or any land affected by or in the vicinity of the Pipeline.

9.   TERM OF LICENCE

     This Licence shall be for a period commencing on the date of this Licence and expiring forty (40) years from the date of this Licence.

10.  LICENCE FEE

10.1 The Licensee shall pay an annual licence fee in advance to the Minister within 14 days of the date of this Licence and on each anniversary of the date of this Licence occurring during the term of this Licence.

10.2 The annual licence fee payable in respect of the first year of the Licence shall be $63,000.

10.3 The annual licence fee payable in respect of each subsequent year of this Licence shall be determined as follows:

                       ---          ----                          -----  -----
                      |             |           ---          -----     |      |
                      |             |           | C  -  C        |  |  |      |
                 |    |  |          | |             2       1    |  |  |      |
     F  =  F  x  |  1 +  |  0.75  x   |    C       ----------       |
             1   |    |  |          | |     1 ---            -----     |      |
                       ----         ----                          -----  -----


     Where:

     "F"       =    the annual licence fee in dollars payable in respect of the relevant year of this Licence for which the licence fee is to be calculated and determined;

     "F(1)"    =    the licence fee in dollars payable in respect of the
                    immediately preceding year of this Licence.

     "C(1)"    =    the Index Number most recently published as at the date of commencement of the year of this Licence immediately preceding the year for which the licence fee is to be calculated and determined.

     "C(2)"    =    the Index Number most recently published as at the date of commencement of the relevant year of this Licence for which the licence fee is to be calculated and determined.

     PROVIDED ALWAYS that the annual licence fee payable in respect of any year of this Licence shall not be less than the annual licence fee properly payable under the terms of this Licence in respect of the immediately preceding year of this Licence.

     The words "INDEX NUMBER" mean the All Groups Consumer Price Index for the city of Brisbane published from time to time by the Australia Bureau of Statistics. In the event that the All Groups Consumer Price Index for the city of Brisbane shall be discontinued or modified the Minister shall specify a comparable consumer price index published by the Australian Bureau of Statistics in substitution therefor.

10.4 A reference to a year of this Licence is a reference to a calendar year commencing on the date of this Licence or any anniversary of such date.

10.5 The licence fees shall be payable to the Minister at the office of the Department situated at 61 Mary Street, Brisbane, or such other place as may be directed in writing.

11.  ACCESS PRINCIPLES

11.1 The Access Principles for the Pipeline shall be reviewed in accordance with the Act upon a Review Event happening.

11.2 Subject to the Act, the Licensee shall ensure that all Access Agreements in relation to the Pipeline entered into after this Licence is granted are not inconsistent with the Access Principles for the Pipeline from time to time.

12.  INSURANCE

12.1 The Licensee shall effect and maintain all insurances in relation to the operation of the Pipeline and for such amounts as the Minister considers reasonably necessary including without limitation the following insurances:

     (a)  business interruption insurance;

     (b)  public liability insurance;

     (c)  insurance in respect of any damage to the Pipeline.

12.2 The Licensee shall provide to the Minister evidence of such insurances within 7 days of being requested to do so.

12.3 Any insurance moneys received in relation to damage to the Pipeline shall be used in making good the damage.

13.  FINANCIAL RECORDS

     The Licensee shall in accordance with the Act supply all information to the Minister which it is required to under the Act.

14.  OWNERSHIP & ASSIGNMENT

14.1 The Licensee must not directly or indirectly transfer, assign, lease, sublease, mortgage, sub-license or create a trust in relation to this Licence or any land or easement or right of way over land acquired for use for or held in connection with the Pipeline without the prior written consent of the Minister.

14.2 Any change in the ultimate legal or beneficial ownership of any share in the Licensee shall be deemed to be an assignment under this clause except where the change has occurred due to the trading of shares in the Licensee or any holding company of the Licensee on a recognised stock exchange.

15.  CONTRACTS

15.1 All Gas Transportation Agreements entered into after the date of this Licence shall be in accordance with the Act and other relevant legislation.

15.2 The Licensee shall supply to the Minister a copy of each Gas Transportation Agreement entered into by the Licensee and all amendments thereto forthwith upon a Gas Transportation Agreement being executed or an amendment being made.

16.  FORCE MAJEURE

16.1 If the Licensee, by reason of an event of force majeure, is wholly or partially unable to perform its obligations under this Licence it shall give to the Minister prompt written notice of the event of force majeure with reasonably full particulars of the event, whereupon the obligations of the Licensee to the extent that they are affected by the event of force majeure shall be suspended for so long as the event renders the Licensee unable to so perform its obligations.

16.2 The Licensee shall take all reasonable steps to avoid or remove the force majeure condition and resume performance of its obligations under this Licence.

16.3 The term "event of force majeure" means an act of God, industrial disturbance, act of public enemy, war, blockade, public riot, lightning, earthquake, fire, storm, flood, and any other event whether of the kind enumerated above or otherwise which is not within the control of the Licensee.

16.4 If an event or events of force majeure delay the Licensee's performance hereunder for a period or periods which in aggregate exceed 2 years then the Minister may terminate this Licence by notice in writing to the Licensee.

17.  TERMINATION OF LICENCE

17.1 If the Licensee breaches any condition of this Licence, whether express or implied, or any condition of a Gas Transportation Agreement executed prior to the date of this Licence and the Minister notifies the Licensee of such breach then the Licensee must remedy the breach within three calendar months after the giving of such notice by the Minister or, if such remedy shall reasonably require more than three calendar months to complete, commence the remedy of such breach within a reasonable time (not exceeding thirty days after the giving of such notice by the Minister) and continue to expeditiously pursue the remedy of such breach with all due diligence. If the Licensee fails to do so the Minister may by notice in writing to the Licensee terminate this Licence.

17.2 If the Minister terminates this Licence, whether pursuant to clause 17.1 or otherwise, or this Licence is surrendered by the Licensee (other than where the surrender is to facilitate the grant to the Licensee of a new licence in respect of the

     Pipeline), the Minister may notify the Licensee in writing that the Corporation Sole will take over the Pipeline on and from the date specified in such notice and on and from such date:

     (a) ownership of the Pipeline and the benefit of all easements, licences, rights of way and permits relating to the Pipeline shall vest in the Corporation Sole and the Licensee shall, as required by the Corporation Sole, take such action as is necessary to transfer such property to the Corporation Sole;

     (b) the Licensee shall supply to the Corporation Sole all documents and records relating to the operation and use of the Pipeline;

     (c) the Corporation Sole shall be entitled at the option of the Corporation Sole to assume the rights and obligations of the Licensee under any Gas Transportation Agreement and the Licensee shall, as soon as practicable after being notified of the exercise of such option, take such action as is necessary to assign those rights and obligations to the Corporation Sole; and

     (d) the Licensee will have no claim for compensation or any other claim against the Corporation Sole or the Minister.

17.3 The Licensee must ensure that all contracts referred to in clause 17.2(c) make provision for the Corporation Sole to take over such contracts in the circumstances contemplated by that clause.

18.  REMOVAL OF EQUIPMENT AND DECOMMISSIONING OF PIPELINE

     If this Licence has expired by effluxion of time and has not been extended or renewed or this Licence has been terminated or surrendered other than to facilitate the grant to the Licensee of a new licence in respect of the Pipeline then:

     (a) the Minister may direct the Licensee to remove all surface equipment associated with the Pipeline within a period of six (6) months or such greater period as determined by the Minister. If the Licensee fails to remove the equipment within the specified time all right, title and interest in the equipment will vest in the Corporation Sole. The Licensee shall, following removal of such surface equipment, to the satisfaction of the Minister progressively rehabilitate the surface of the specified area, as nearly as may be to its state and condition prior to the construction of the Pipeline or as may otherwise be agreed;

     (b) the Minister may direct the Licensee to, decommission sub-surface pipelines and equipment in accordance with the Australian Standard 2885 "SAA Pipelines - Gas and Liquid Petroleum" or in a manner approved by the State Mining Engineer. The Licensee shall, following decommissioning of such sub-surface equipment, to the satisfaction of the

          Minister progressively rehabilitate the surface of the specified area, as nearly as may be to its state and condition prior to the construction of the Pipeline or as may otherwise be agreed; and

     (c) the Minister may direct the Licensee at the expense of the Licensee to transfer to the Corporation Sole, or surrender, all easements, licences, rights of way and permits relating to the Pipeline within a period of six (6) months or such greater period as determined by the Minister.


19.  NOTICES

     Any notice, certificate, report or other writing authorised or required by this Licence to be given or sent shall be deemed to have been duly given or sent by the Minister if delivered in writing personally or forwarded by prepaid post to each of the holders of the Licence at the registered office or principal office in the said State of each such holder and by the Licensee if signed by each of the holders of the Licence by the authorised officer of each such holder and delivered in writing personally or forwarded by prepaid post to the Minister at his office in Brisbane in the said State and any such notice consent report or writing sent by prepaid post shall be deemed to have been delivered on the day on which it would be delivered in the ordinary course of post.

20.  PRESERVATION OF ACCRUED RIGHTS

     The expiration or termination of this Licence:

     (a) shall not affect the provisions expressed or implied to operate or have effect after such expiration or determination; and

     (b) shall be without prejudice to any right of action already accrued to the Minister in respect of any breach of this Licence by the Licensee.

21.  REVIEW OF LICENCE CONDITIONS

21.1 This clause applies if the Review Event specified in paragraph (a) of the definition of that term happens.

21.2 Within 3 months after the Review Event happens, the Minister must review the terms and conditions of this Licence and advise the Licensee of any proposed variations to such terms and conditions.

21.3 The Minister and the Licensee shall confer with a view to agreeing on the variations (if any) to be made to such terms and conditions of this Licence as soon as practicable after the Minister has given advice to the Licensee in accordance with clause 21.2.

21.4 If, within 6 months after the Review Event happens, the Minister and the Licensee have not agreed on the variations (if any) to be made to such terms and conditions of this Licence, such terms and conditions shall be varied as notified in writing by the Minister to the Licensee and such variations shall be deemed to have been made upon such notification being given.

21.5 The Minister may, where he considers it appropriate, issue to the Licensee a new licence document which contains the terms and conditions of this Licence as varied in accordance with this clause.

22.  VARIATION OF LICENCE

     Except as provided in clause 21, the provisions of this Licence may be varied from time to time by the Minister with the consent of the Licensee. Any such variation affecting the route of the Pipeline shall be notified in the Gazette and shall take effect upon the publication of such notification.

23.  STAMP DUTY

     The Licensee shall pay all stamp duty on this Licence and any document executed under it.

24.  INVALIDITY

     If any term, clause or provision of this Licence shall be or be deemed or judged to be invalid for any reason, such invalidity shall not affect the validity or operation of any other term, clause or provision of this Licence except to the extent necessary to give effect to such invalidity.

25.  EXCLUSIVITY

     The grant of this Licence shall not preclude the grant of any other pipeline licences which may detract from the benefit of this Licence.



EXECUTED on the                     day of        1996

by the Minister for Mines and Energy of the State of Queensland

     Minister
                                        -----------------------------
     Witness
                                        -----------------------------

                                   SCHEDULE 1

                             SPECIFIED CONFIGURATION



The Specified Configuration for the Pipeline consists of the following:

PIPELINE

A single high pressure natural gas pipeline consisting of:

     514.3km of 323.9mm outside diameter pipe, having a maximum allowable operating pressure of 10.2 MPa, extending from a point near Wallumbilla (Kilometre-Post O-KP) in a northerly and easterly direction to a pressure regulating station near Mt Larcom, adjacent to the city of Gladstone; and 16.1km of 323.9mm outside diameter pipe, having a maximum operating pressure of 5.1 MPa extending from the Mt Larcom pressure regulating station to the processing plant owned by QAL near Gladstone (the "MAINLINE"); and

     96.7km of 219.1mm outside diameter pipe having a maximum allowable pressure of 10.2 MPa extending from the Mainline at KP 497.8 near Larcom Creek to the Parkhurst Meter Station near Rockhampton (the "ROCKHAMPTON EXTENSION").

RECEIPT AND DELIVERY POINT METER STATIONS

     MAINLINE

     Wallumbilla (KP 0.0)
     Westgrove (KP 154.0)
     Rolleston (KP 243.4)
     Moura (km-post 360.71)
     ICI Operations Meter (KP 516.3)
     Gas Corp. of Queensland Gladstone Meter #1 (KP 525.6)
     Gas Corp. of Queensland Gladstone Meter #2 (KP 527.9)
     Boyne Smelter Meter (KP 529.4)
     QAL Meter (KP 530.4)

     Other meter stations as may be required to provide service up to the Nominal Capacity of the Pipeline.

ROCKHAMPTON EXTENSION

     Parkhurst Meter (KP R-96.7)

     Other meter stations as may be required to provide service up to the Nominal Capacity of the Pipeline.

COMPRESSOR STATIONS

               MAINLINE                  MAXIMUM POWER
                                         SITE RATED KW

          Gooimbah (KP 94.0)                 4,850
          Westgrove (KP 154.0)               3,360
          Rolleston (KP 243.4)               3,360
          Oombabeer (KP 318.0)               4,850
          Banana (KP 386.4)                  4,850
          Bell Creek (KP 450.0)              9,110

               ROCKHAMPTON EXTENSION

          Bajool (KP R-50.7)                 2,240


The maximum delivery capacity or Nominal Capacity of the Mainline under the Specified Configuration is approximately 50 PJ per year (137 TJ per day). The maximum delivery capacity or Nominal Capacity of the Rockhampton Extension under the Specified Configuration is approximately 14 PJ per year (38 GJ per day).

                                  ENDORSEMENTS

                                   SCHEDULE 6

                                DEED OF COVENANT


THIS DEED is made on the                      day of   1996



BETWEEN THE SECRETARY FOR MINES the corporate entity established by the Petroleum Act 1923, Section 54A and preserved and continued in existence as a corporation sole constituted by the Minister under
          Section 11 of the Petroleum Act 1923 ("ASSIGNOR")


AND  [***] (ACN *** *** ***)  of [***]
     ("CUSTOMER")


AND  [***] (ACN *** *** ***)  of [***]
     ("ASSIGNEE")


WHEREAS

A    The Assignor and the Customer are parties to the Contract.

B The Assignor has agreed to sell the Pipeline to the Assignee and to assign the Contract to the Assignee.


OPERATIVE PROVISIONS


1

1.1  In the Deed:

     "ASSIGNMENT DATE" means [****].

     "CONTRACT" means the Gas Transportation Agreement dated [****] made between the Assignor and the Customer in respect of the transportation of gas through the Pipeline.

     "CONTRACT PROVISIONS" means all terms, covenants, conditions, provisions, stipulations, restrictions, obligations, powers, rights, remedies or like provisions of the Contract which are to be observed and/or performed by the Assignor, whether express or implied, whether positive or negative.

     "OBLIGATIONS" means all the acts, duties, responsibilities, undertakings and obligations to be performed or discharged by the Assignor under the Contract.

     "PIPELINE" has the meaning given to that term in the Contract.

1.2  Unless the contrary intention appears in this Deed a reference to:

     (a)  a clause is to a clause in this Deed;

     (b)  the singular includes the plural and vice versa;

     (c)  any gender includes all other genders;

     (d) a person includes a corporation or an association being incorporated or not and vice versa;

     (e) clause headings appearing in this Deed are inserted for convenience of reference and shall not affect the construction of this Deed.

2    ASSIGNMENT OF RIGHTS INTERESTS AND OBLIGATIONS

     The Assignor hereby transfers and assigns to the Assignee absolutely as and from the Assignment Date (notwithstanding the date hereof) and the Assignee hereby accepts the transfer and assignment of all the Assignor's right, title, interest, benefits and obligations in and under the Contract.

3    COVENANT BY ASSIGNEE

     The Assignee hereby covenants in favour of each of the Assignor and the Customer that on and from the Assignment Date it shall be bound by and shall observe and perform the Contract and the Contract Provisions and shall discharge and perform the Obligations in accordance with the Contract as if it had originally been a party to the Contract in the place of the Assignor.

4    COVENANTS BY CUSTOMER

4.1 The Customer covenants and agrees with the Assignee to be bound by and to observe and perform its obligations under the Contract as if the Assignee had originally been a party thereto in place of the Assignor.

4.2 The Customer acknowledges and agrees that all rights, benefits and entitlements of the Assignor under the Contract shall on and from the Assignment Date be the rights, benefits and entitlements of the Assignee.

5    APPLICABLE LAW

     The interpretation and construction of this Deed shall be governed and determined in accordance with the laws of the State of Queensland.

6    COSTS

     All stamp duty payable on this Deed shall be borne by the Assignee but each party shall bear their own legal costs incurred in the drawing, negotiation and execution of this Deed.

7    COUNTERPARTS

     This Deed may be signed in any number of counterparts. Any single counterpart or a set of counterparts signed in either case by all the parties hereto shall constitute a full and original Deed for all purposes.

EXECUTED AS A DEED



THE OFFICIAL SEAL of                         )
THE SECRETARY FOR MINES                      )
was hereunto affixed by                      )
the Honourable Thomas John George Gilmore    )
in the presence of:                          )



THE COMMON SEAL of                           )
[****]                                       )
was hereunto affixed                         )
in accordance with its Articles              )
of Association in the                        )
presence of:                                 )




THE COMMON SEAL of                           )
[****]                                       )
was hereunto affixed                         )
in accordance with its Articles              )
of Association in the                        )
presence of:                                 )

                                   SCHEDULE 7

                                LANDOWNER NOTICE



                            [LETTERHEAD OF PURCHASER]



[NAME AND ADDRESS OF LANDOWNER]



RE:  STATE GAS PIPELINE



The State Gas Pipeline traverses land which is occupied by you.

The Pipeline has now been sold to [NAME OF PURCHASER] and the Pipeline has been renamed as [NEW NAME OF PIPELINE].

If you have any queries with respect to the Pipeline or its operations please contact:

[NAME OF CONTACT]

[ADDRESS OF CONTACT]

[TELEPHONE NUMBER OF CONTACT]




Yours faithfully

                                   SCHEDULE 8



                              BRIDGE GAS EMPLOYEES




                              BRIDGE GAS EMPLOYEES




 NAME                    JOB TITLE           TOTAL                 DATE OF           ACCRUED EMPLOYEE ENTITLEMENTS (AS AT 1.1.96:
                                             REMUNERATION          COMMENCEMENT
                                             PACKAGE (PER          OF EMPLOYMENT
                                             ANNUM AS AT
                                             1.1.96)
                                                                                          ANNUAL LEAVE        LONG SERVICE
                                                                                                              LEAVE

 Bruce McCaul            Manager             $87,054.00            1.8.89                 $11,703.27          $9,158.39

 Rosemary                Office              $41,200.00            1.9.89                 $1,918.86           $4,291.69
 Frederikson             Co-Ordinator

 Christine Ward          Secretary           $27,000.00            2.10.95                $303.03             $74.98

 Rudi Hoogsteyns         Pipeline            $66,000.00            25.9.95                $1,345.52           $275.04
                         Engineer

 Geoff Harrison          Field               $45,200.00            29.10.90               $1,813.51           $3,892.24
                         Supervisor

 Bill Van Harten         Pipeline            $34,500.00            1.9.89                 $1,805.85           $3,593.77
                         Operator

 Russell Cooper          Pipeline            $35,400.00            4.1.94                 $2,557.08           $1,179.98
                         Operator

 Michael Gander          Pipeline            $34,500.00            3.6.91                 $1,929.20           $2,587.50
                         Operator

 John Ibell              Pipeline            $36,500.00            17.2.92                $3,137.37           $2,281.25





                                        -91-

                         Operator

 Andrew Johnson          Pipeline            $36,100.00            5.3.91                 $1,731.57           $2,807.75
                         Operator

 Eric Timm               Pipeline            $36,000.00            20.5.91                $1,565.54           $2,700.00
                         Operator

 James Tucker            Pipeline            $35,400.00            13.7.92                $2,906.66           $2,015.83
                         Operator

 Mark McGuire            Pipeline            $34,500.00            2.10.89                $3,172.64           $3,545.80
                         Operator

 TOTAL                                       $549,354.00                                  $35,890.10          $38,404.22


                                   SCHEDULE 9

                         DEED OF TERMINATION AND RELEASE

This Deed is made                             1996

BETWEEN   ("CUSTOMER")


AND THE SECRETARY FOR MINES, the corporate entity established by the Petroleum Act 1923, Section 54A, and preserved and continued in existence as a corporation sole constituted by the Minister under Section 11 of the Petroleum Act 1923 (the "SECRETARY FOR MINES").


WHEREAS

A    The Secretary for Mines and the Customer are parties to the Contract.

B The Secretary for Mines has agreed pursuant to a Sale Agreement to sell the Pipeline and associated assets to PGT Australia Pty Limited (the "PURCHASER").


OPERATIVE PROVISIONS

1    DEFINITIONS

     In this Deed,

     "CONTRACT" means the Gas Transportation Agreement dated             made
     between the Secretary for Mines and the Customer in respect of the transportation of gas through the Pipeline.

     "CLOSING DATE" means the date of completion of the sale of the Pipeline and associated assets by the Secretary for Mines to the Purchaser.

     "PIPELINE" has the meaning given to that term in the Contract.

2    TERMINATION

     The parties agree that the Contract is terminated on the Closing Date but without prejudice to the rights of the Customer or the Secretary for Mines accrued prior to such termination.

3    RELEASE

     Each party releases the other party from all obligations and liabilities of that party under the Contract which relate to the period on and after the Closing Date.

4    CONDITION

     This Deed is conditional on completion of the sale of the Pipeline and associated assets to the Purchaser on or before 30 June 1996 or other later date agreed between the Secretary for Mines and the Purchaser. This Deed shall automatically terminate on that date if that condition is not satisfied by that date unless the parties agree otherwise. The Secretary for Mines shall notify the Customer when that condition is satisfied.

5    APPLICABLE LAW

     The interpretation and construction of this Deed shall be governed and determined in accordance with the laws of the State of Queensland.

6    COUNTERPARTS

     This Deed may be signed in any number of counterparts. Any single counterpart or a set of counterparts signed in either case by all the parties shall constitute a full and original Deed for all purposes.


EXECUTED AS A DEED


THE COMMON SEAL of                      )
[****]                                  )
was duly affixed                        )



THE OFFICIAL SEAL of                    )
THE SECRETARY FOR MINE                  )
was hereunto affixed by the             )
Honourable Thomas John George Gilmore   )
in the presence of:                     )

                                   SCHEDULE 10

                          ALLOCATION  OF PURCHASE PRICE



     ASSET                                                ALLOCATED PRICE ($)

Pipeline and Spares and Emergency Equipment
   (but excluding buildings)                               161,254.998

Buildings                                                      334,000

Pipeline Tenure (freehold land, leases, licences,
   easements, rights of way)                                    48,000

Brisbane Office Equipment                                      128,000

Gladstone Maintenance Base Lease                                     1

Records                                                              1

Vehicles                                                       235,000

TOTAL PURCHASE PRICE                                      $162,000,000

EXECUTED AS AN AGREEMENT.


THE SECRETARY FOR MINES FOR THE STATE OF QUEENSLAND AUSTRALIA




PGT AUSTRALIA PTY LIMITED


/S/ EZEKIEL SOLOMON                 /S/ MICHAEL J. MCDANOLD
- -------------------                 -----------------------
     Director                              Director

                             THE SECRETARY FOR MINES
                                    "VENDOR"

                                       and

                           PGT AUSTRALIA PTY. LIMITED
                                   "PURCHASER"



                 ----------------------------------------------


                        STATE GAS PIPELINE SALE AGREEMENT

                 ----------------------------------------------







                            CORRS CHAMBERS WESTGARTH
                                   SOLICITORS
                                  Comalco Place
                                 12 Creek Street
                           Brisbane  Queensland  4000
                                    AUSTRALIA
                            Telephone (07) 3228 9333
                            Facsimile (07) 3229 2844
                                 DX 135 BRISBANE
                                  Ref: J Kelly

                                  COM1DOC:3407

1    DEFINITIONS AND INTERPRETATION                                   1
1.1  Definitions                                                      1
1.2  Interpretation                                                   7

                                    CONTENTS
CLAUSE                                                           PAGE

1.3  Headings                                                         7

2    SALE OF PIPELINE                                                 7
2.1  Sale and Purchase of Pipeline Assets                             7
2.2  Purchase Price                                                   8
2.3  Payment of Purchase Price                                        8
2.4  Payment for Linepack                                             8

3    DEPOSIT                                                          8
3.1  Payment of Deposit                                               8
3.2  Investment of Deposit                                            8
3.3  Interest on Termination                                          8
3.4  Interest on Completion                                           9
3.5  Forfeiture of the Deposit                                        9

4    CONDITIONS                                                       9
4.1  Relevant Conditions                                              9
4.2  Purchaser to Make Application                                    10
4.3  Purchaser to Take all Reasonable Action                          10
4.4  Vendor to Obtain Consent                                         10
4.5  Termination                                                      10

5    COMPLETION                                                       11
5.1  Time and Place of Completion                                     11
5.2  Delivery by the Purchaser                                        11
5.3  Delivery by the Vendor                                           11
5.4  Preparation and Execution of Documents                           11
5.5  Passing of Title                                                 11
5.6  Passing of Risk                                                  11
5.7  Event of Force Majeure                                           11
5.8  Construction Contracts                                           11

6    PIPELINE TENURE                                                  13
6.1  Acknowledgements                                                 13
6.2  Agreement with Landowners                                        14
6.3  Notice to Landowners                                             14
6.4  Gladstone Maintenance Base                                       14

                                    CONTENTS

CLAUSE                                                           PAGE

6.5  GCQ Deed                                                         14
6.6  BHPMC Inlet Station                                              15
6.7  Lot 23                                                           15
6.8  Brisbane Office                                                  15
6.9  Native Title                                                     17

7    TRANSPORTATION CONTRACTS                                         17
7.1  Assignment of Transportation Contracts                           17
7.2  Purchaser to Perform Transportation Contracts                    17
7.3  Deed of Covenant                                                 18
7.4  Termination of Transportation Contracts                          18

8    SPECIFIED CONTRACTS                                              18
8.1  Assignment of Specified Contracts                                18
8.2  Non-Assignment of any Specified Contract                         19

9    PROFITS AND ADJUSTMENTS                                          19
9.1  Profits and Expenses Before Completion                           19
9.2  Profits after Completion                                         19
9.3  Trade Debts                                                      19
9.4  Adjustment of Periodic Outgoings                                 19
9.5  Adjustment of Outgoings and Expenses                             19

10   WARRANTIES BY VENDOR                                             20
10.1 Warranties                                                       20
10.2 Warranties for the Benefit of the Purchaser                      20
10.3 Effect of a Breach of the Warranties                             20
10.4 Acknowledgment in Relation to the Warranties                     20

11   WARRANTIES BY PURCHASER                                          21
11.1 Warranties                                                       21

12   VENDOR'S OBLIGATIONS                                             22
12.1 Operation of Pipeline Pending Completion                         22
12.2 Spares and Emergency Equipment                                   22
12.3 Q Fleet Vehicles                                                 22

                                    CONTENTS

CLAUSE                                                           PAGE

13   PURCHASER'S OBLIGATIONS                                          22
13.1 Records                                                          22
13.2 Valves                                                           23
13.3 Castle Hope Dam                                                  23
13.4 Name of Pipeline                                                 24
13.5 Project Documents                                                24
13.6 Bridge Gas Employees                                             25
13.7 Accrued Employee Entitlements - SGPU Employees                   25
13.8 Accrued Employee Entitlements - Bridge Gas Employees             25
13.9 Superannuation - Bridge Gas Employees                            27


14   LIABILITIES AND INDEMNITIES                                      27
14.1 Liabilities after Completion                                     28
14.2 Indemnities                                                      28

15   LIMITATION ON PURCHASER'S RIGHTS                                 28
15.1 Notice of Claim                                                  28
15.2 Minimum Claim                                                    28
15.3 Maximum Claim                                                    29
15.4 No Liability for Consequential Loss                              29
15.5 Reimbursements for Amounts Received                              29
15.6 Limitations on Liability                                         29
15.7 Claims by Subsequent Owner                                       29

16   ANNOUNCEMENTS                                                    29
16.1 Confidentiality                                                  29
16.2 Stock Exchange                                                   29

17   MISCELLANEOUS                                                    30
17.1 Stamp Duty                                                       30
17.2 Legal Costs                                                      30
17.3 Amendment                                                        30
17.4 Waiver and Exercise of Rights                                    30
17.5 Rights Cumulative                                                30
17.6 Approvals and Consent                                            30
17.7 Further Assurance                                                30
17.8 Governing Law                                                    30

                                    CONTENTS

CLAUSE                                                           PAGE

17.9  Jurisdiction                                                    30
17.10 Assignment                                                      31
17.11 Counterparts                                                    31
17.12 Time of Essence                                                 31
17.13 Computation of Time                                             31
17.14 Joint and Several Liability                                     31
17.15 Effect of Execution                                             31
17.16 Entire Agreement                                                31
17.17 Invalidity                                                      31
17.18 Merger                                                          31

18    NOTICES                                                         32
18.1  General                                                         32
18.2  Method of service                                               32
18.3  Address for service                                             32
18.4  Service by post                                                 32
18.5  Service by facsimile                                            33
18.6  Form received                                                   33
18.7  Process service                                                 33
18.8  Service after hours                                             33

19    UNDERTAKINGS BY VENDOR AND PURCHASER                            33
19.1  Marketing Office                                                33
19.2  Research and Development Commitment                             33
19.3  Further Licences                                                33

SCHEDULES
Schedule 1 - Pipeline                                                 34
Schedule 2 - Plan of Brisbane Office                                  38
Schedule 3 - Vehicles                                                 40
Schedule 4 - Access Principles                                        41
Schedule 5 - Licence                                                  61
Schedule 6 - Deed of Covenant                                         73
Schedule 7 - Landowner Notice                                         76
Schedule 8 - Bridge Gas Employees                                     77
Schedule 9 - Deed of Termination and Release                          79
Schedule 10 - Allocation of Purchase Price                            81

                                    CONTENTS

CLAUSE                                                           PAGE

ANNEXURE A - Pipeline Route                                           82